CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Florida Power & Light Company First Mortgage Bonds, 4.125% Series due February 1, 2042	$600,000,000	$68,760

(1)                Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)                This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08.

Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-160987, 333-160987-01,
333-160987-02, 333-160987-03,
333-160987-04, 333-160987-05,
333-160987-06, 333-160987-07,
and 333-160987-08

PROSPECTUS SUPPLEMENT
(To prospectus dated August 3, 2009)

Florida Power & Light Company

First Mortgage Bonds,

$600,000,000 4.125% Series due February 1, 2042

        Florida Power & Light Company will pay interest on the first mortgage bonds on February 1 and August 1 of each year, beginning August 1, 2012, while the first mortgage bonds are outstanding. Florida Power & Light Company may redeem some or all of the first mortgage bonds at any time before their maturity date at the redemption prices discussed under "Certain Terms of the Offered Bonds—Redemption" beginning on page S-13 of this prospectus supplement.

        Florida Power & Light Company does not plan to list the first mortgage bonds on any securities exchange. The first mortgage bonds are secured by the lien of Florida Power & Light Company's mortgage and rank equally with all of Florida Power & Light Company's first mortgage bonds from time to time outstanding. The lien of the mortgage is discussed under "Description of Bonds—Security" beginning on page 11 of the accompanying prospectus.

        See "Risk Factors" beginning on page S-3 of this prospectus supplement to read about certain factors you should consider before making an investment in the first mortgage bonds.

        Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of the first mortgage bonds or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per First Mortgage Bond	Total
Price to Public	99.753%	$598,518,000
Underwriting Discount	0.875%	$5,250,000
Proceeds to Florida Power & Light Company (before expenses)	98.878%	$593,268,000

        In addition to the Price to Public set forth above, each purchaser will pay an amount equal to the interest, if any, accrued on the first mortgage bonds from the date that the first mortgage bonds are originally issued to the date that they are delivered to that purchaser.

        The first mortgage bonds are expected to be delivered in book-entry only form through The Depository Trust Company for the accounts of its participants on or about December 13, 2011.

Joint Book-Running Managers

Barclays Capital	Citigroup	Goldman, Sachs & Co.
Mizuho Securities	Scotia Capital	Wells Fargo Securities

Co-Managers

KeyBanc Capital Markets	Morgan Keegan	RBC Capital Markets

UniCredit Capital Markets	US Bancorp

The date of this prospectus supplement is December 8, 2011.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from Florida Power & Light Company (“FPL”) or the underwriters specifying the final terms of the offering.  Neither FPL nor the underwriters have authorized anyone else to provide you with additional or different information.  Neither FPL nor the underwriters are making an offer of these first mortgage bonds in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

TABLE OF CONTENTS

Prospectus Supplement

RISK FACTORS

The information in this section replaces the information in the “Risk Factors” section beginning on page 2 of the accompanying prospectus.

Before purchasing the first mortgage bonds, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the first mortgage bonds.

FPL’s financial results may be adversely affected by the extensive regulation of its business.

The operations of FPL are subject to complex and comprehensive federal, state and other regulation.  This extensive regulatory framework, some but not all of which is more specifically identified in the following risk factors, regulates, among other things, FPL’s industry, rate and cost structure, operation of nuclear power facilities, construction and operation of generation, transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, decommissioning costs, transmission reliability, wholesale and retail competition, and commodities trading and derivatives transactions.  In its business planning and in the management of its operations, FPL must address the effects of regulation on its business and proposed changes in the regulatory framework.  Significant changes in the nature of the regulation of FPL’s business could require changes to its business planning and management of its business and could adversely affect its financial results, including, but not limited to, the value of its assets.  FPL must periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective conditions.  Should FPL be unsuccessful in obtaining necessary licenses or permits on acceptable terms, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any investigations or enforcement actions or impose penalties or disallowances on FPL, FPL’s business could be adversely affected.

FPL’s financial results could be negatively affected if it is unable to recover, in a timely manner, certain costs, a return on certain assets or an appropriate return on capital from customers through regulated rates and cost recovery clauses.

FPL is a regulated entity subject to the jurisdiction of the Florida Public Service Commission (“FPSC”) over a wide range of business activities, including, among other items, the retail rates charged to its customers, the terms and conditions of its services, procurement of electricity for its customers, issuance of securities, transfers of some utility assets and facilities to affiliates, and aspects of the siting and operation of its generating plants and transmission and distribution systems for the sale of electric energy.  The FPSC has the authority to disallow recovery by FPL of costs that it considers excessive or imprudently incurred.  The regulatory process, which may be adversely affected by the political, regulatory and economic environment in Florida and elsewhere, can restrict FPL’s ability to grow earnings and does not provide any assurance as to achievement of authorized or other earnings levels.  FPL’s financial results could be materially adversely affected if any material amount of costs, a return on certain assets or an appropriate return on capital cannot be recovered through base rates, cost recovery clauses or other regulatory mechanisms.

Decisions of the FPSC have been and, in the future, may be adversely affected by the local and national political, regulatory and economic environment and may adversely affect the financial results of FPL.  These decisions may require, for example, FPL to cancel or delay planned development activities and to reduce or delay other planned capital expenditures which could reduce the earnings potential of FPL.

FPL is subject to federal regulatory compliance and proceedings which have significant compliance costs and expose it to substantial monetary penalties and other sanctions.

In addition to the regulatory risks that may affect FPL described above, the extensive federal regulation of the operations of FPL exposes it to significant and increasing compliance costs.  FPL also is subject to costs and other potentially adverse effects of regulatory investigations, proceedings, settlements, decisions and claims, including, among other items, potentially significant monetary penalties for non-compliance.  As an example, under the Energy Policy Act of 2005, FPL, as an owner and operator of bulk power transmission systems and/or electric generation facilities, is subject to mandatory reliability standards.  Compliance with these mandatory reliability standards may subject FPL to higher operating costs and may result in increased capital expenditures.  If FPL is found not to be in compliance with these standards, it may incur substantial monetary penalties and other sanctions.

FPL may be adversely affected by increased governmental and regulatory scrutiny or negative publicity.

From time to time, political and public sentiment may result in a significant amount of adverse press coverage and other adverse public statements affecting FPL.  Adverse press coverage and other adverse statements may result in investigations by regulators, legislators and law enforcement officials or in lawsuits.  Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from FPL’s business.  Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can also have a negative impact on the reputation of FPL and on the morale and performance of its employees, which could adversely affect its financial results.

FPL’s business is subject to risks associated with legislative and regulatory initiatives.

FPL operates in a changing market environment influenced by various legislative and regulatory initiatives, including, for example, initiatives regarding regulation, deregulation or restructuring of the energy industry and regulation of the commodities trading and derivatives markets.  FPL will need to adapt to any changes and may face increasing costs and competitive pressures in doing so.  FPL relies on the efficient operation of the commodities trading and derivatives markets.  FPL’s financial results and growth prospects could be adversely affected as a result of new, or changes in, laws, regulations or interpretations, or other regulatory initiatives, including, but not limited to, those that reverse or restrict the competitive restructuring of the energy industry or the effective operation of the commodities trading or derivatives markets.

FPL is subject to numerous environmental laws and regulations that require capital expenditures, increase its cost of operations and may expose it to liabilities.

FPL is subject to environmental laws and regulations, including, but not limited to, extensive federal, state, and local environmental statutes, rules and regulations relating to air quality, water quality and usage, climate change, greenhouse gas (“GHG”), including, but not limited to, carbon dioxide (“CO2”) emissions, waste management, hazardous wastes, marine, avian and other wildlife mortality and habitat protection, natural resources, health and safety standards that could, among other things, prevent or delay the development of power generation, power or natural gas transmission, or other infrastructure projects, restrict the output of some existing facilities, limit the use of some fuels required for the production of electricity, require additional pollution control equipment, and otherwise increase costs or limit or eliminate certain operations.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future as a result of new legislation, the current trend toward more stringent standards, and stricter and more expansive application of existing environmental regulations.  Violations of current or future laws, rules and regulations could expose FPL to regulatory proceedings, disputes with, and legal challenges by, third parties, and potentially significant civil fines, criminal penalties and other sanctions.

FPL’s business could be negatively affected by federal or state laws or regulations mandating new or additional limits on the production of GHG emissions.

Federal or state laws or regulations may be adopted that would impose new or additional limits on GHG, including, but not limited to, CO2 and methane, from electric generating units storing and combusting fossil fuels like coal and natural gas.  The potential effects of such GHG emission limits on FPL’s electric generating units are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of GHG emission reduction offsets, the development of cost-effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, and the range of available compliance alternatives.  While FPL’s electric generating units emit GHGs at a lower rate of emissions than most of the U.S. electric generation sector, the financial results of FPL could be adversely affected to the extent that any new GHG emission limits, among other potential impacts:

•                  create substantial additional costs in the form of taxes or emission allowances;

•                  make some of FPL’s electric generating units uneconomical to operate in the long term;

•                  require significant capital investment in carbon capture and storage technology, fuel switching, or the replacement of high-emitting generation facilities with lower-emitting generation facilities; or

•                  affect the availability or cost of fossil fuels.

The construction, operation and maintenance of nuclear generation facilities involve risks that could result in fines or the closure of nuclear generation facilities owned by FPL and in increased costs and capital expenditures.

FPL owns, or holds undivided interests in, four nuclear generation units in Florida.  The construction, operation and maintenance of the facilities involve inherent risks, including, but not limited to, the following:

•                  The nuclear generation facilities are subject to environmental, health and financial risks, such as risks relating to site storage of spent nuclear fuel, the disposition of spent nuclear fuel, leakage and emissions of tritium and other radioactive elements in the event of a nuclear accident or otherwise, the threat of a terrorist attack and other potential liabilities arising out of the ownership or operation of the facilities.  Although FPL maintains decommissioning funds and external insurance coverage which are intended to reduce the financial exposure to some of these risks, the cost of decommissioning the facilities could exceed the amount available in the decommissioning funds, and the liability and property damages could exceed the amount of insurance coverage.  In the event of an incident at any nuclear generation facility in the United States or at certain nuclear generation facilities in Europe, FPL could be assessed significant retrospective assessments and/or retrospective insurance premiums as a result of its participation in a secondary financial protection system and a nuclear insurance mutual company.

•                  The U.S. Nuclear Regulatory Commission (“NRC”) has broad authority to impose licensing and safety-related requirements for the construction of nuclear generation facilities, the addition of capacity at existing nuclear generation facilities, and the operation and maintenance of nuclear generation facilities, and such requirements are subject to change.  In the event of non-compliance, the NRC has the authority to impose fines or shut down a nuclear generation facility, or to take both of these actions, depending upon its assessment of the severity of the situation, until compliance is achieved.  NRC orders or new regulations related to increased security measures and any future safety requirements promulgated by the NRC could require FPL to incur substantial operating and capital expenditures at its nuclear generation facilities.  In addition, any serious nuclear incident occurring at an FPL plant could result in substantial remediation costs and other expenses.  A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear generation facility.  An incident at a nuclear facility anywhere in the world also could cause the NRC to impose additional conditions or other requirements on the industry, which could increase costs and result in additional capital expenditures.

•                  The operating licenses for FPL’s nuclear generation facilities extend through at least 2032.  If any of FPL’s nuclear generation units cannot be operated through the end of its respective operating licenses, FPL may be required to increase depreciation rates, incur impairment charges and accelerate future decommissioning expenditures, which could adversely affect its financial results.

•                  Terrorist threats and increased public scrutiny of nuclear generation facilities could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict.

FPL’s operating results could suffer if it does not proceed with projects under development or is unable to complete the construction of, or capital improvements to, generation, transmission, distribution or other facilities on schedule or within budget.

FPL may incur significant costs for development of projects, including, but not limited to, preliminary engineering, permitting, legal and other expenses before it can be established whether a project is feasible, economically attractive, capable of being financed or, in some cases, approved for regulatory recoveries.  The ability of FPL to complete construction of, and capital improvement projects for, its generation, transmission, distribution, gas infrastructure and other facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms, delays in obtaining or renewing necessary licenses, permits, rights-of-way and other approvals, disputes involving contractors, labor organizations, land owners and other third parties, negative publicity, transmission interconnection issues and other factors or failures.  If any development project or construction or capital improvement project is not completed or is delayed or subject to cost overruns, FPL’s operational and financial results may be adversely affected.  In any such event, among other matters, FPL could be subject to additional costs, which, in some cases, may not be recoverable through regulatory mechanisms, and could result in delay or termination payments and other damages under committed contracts, loss of tax credits and the write-off of its investment in the project.

The operation and maintenance of power generation, transmission and distribution facilities involve significant risks that could adversely affect the financial results of FPL.

The operation and maintenance of power generation, transmission and distribution facilities involve many risks, such as those identified elsewhere in these risk factors and those arising due to:

•                  risks of start-up operations;

•                  failures in the supply, availability or transportation of fuel;

•                  the impact of unusual or adverse weather conditions, including, but not limited to, natural disasters such as hurricanes, floods, earthquakes and droughts;

•                  performance below expected or contracted levels of output or efficiency;

•                  breakdown or failure of equipment, transmission and distribution lines or pipelines;

•                  availability of replacement equipment;

•                  risks of human injury from energized equipment;

•                  availability of adequate water resources and ability to satisfy water discharge requirements;

•                  inability to properly manage or mitigate known equipment defects throughout FPL’s generation fleets and transmission and distribution systems;

•                  use of new or unproven technology; and

•                  dependence on a specific fuel source.

The occurrence of any of these effects or events could result in, among other matters, lost revenues due to prolonged outages, increased expenses due to monetary penalties or fines, replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses.

FPL is subject to operating risks associated with its natural gas and oil storage and pipeline infrastructure, and the use of such fuels in its generation facilities.

FPL’s operations are subject to operating risks incident to handling, storing, transporting and consuming natural gas, natural gas liquids and oil including, but not limited to, adverse weather conditions, explosions, pollution, release of toxic substances, fires and other hazards, any of which could result in damage to or destruction of its facilities and other property or human injury.  If any of these events were to occur, FPL could suffer substantial losses.  Moreover, as a result of any such event, FPL may be from time to time a defendant in related legal proceedings.  As a result, FPL’s financial results and liquidity could be materially adversely affected if a significant event occurs that is not fully covered by insurance.

FPL is subject to credit and performance risk from customers, counterparties and vendors.

FPL is exposed to risks associated with the creditworthiness and performance of its customers, hedging counterparties and vendors under contracts for the supply of equipment, materials, fuel and other goods and services required for its business operations and for the construction and operation of, and for capital improvements to, its facilities.  Adverse conditions in the energy industry or the general economy, as well as circumstances of individual customers, counterparties and vendors, may affect the ability of some customers, counterparties and vendors to perform as required under its contracts.  If any counterparty or vendor fails to fulfill its contractual obligations, FPL may need to make arrangements with other counterparties or vendors, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption of its operations.  If a defaulting counterparty is in poor financial condition, FPL may not be able to recover damages for any contract breach.

FPL’s financial results may continue to be negatively affected by slower customer growth and customer usage.

FPL’s results of operations are affected by the growth in customer accounts and by customer usage, each of which directly influences the demand for electricity and the need for additional power generation and power delivery facilities.  A lack of growth or slower growth in the number of retail customers or in non-weather related customer usage, such as that which has occurred over the past several years, could adversely affect FPL’s results of operations.  Customer growth and customer usage are affected by a number of factors outside the control of FPL, such as mandated energy efficiency measures, demand side management goals, and economic and demographic conditions, such as population, job and income growth, housing starts and new business formation.  FPL’s financial results may also be adversely affected by FPL’s ability to negotiate or renegotiate franchise agreements on acceptable terms with municipalities and counties in Florida.  As a result, FPL may make, but not fully realize the anticipated benefits from, significant investments and expenditures, which could adversely affect its financial results.

FPL’s financial results are subject to risks associated with weather conditions, such as the impact of severe weather.

FPL’s financial results can be negatively affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy and energy-related commodities, and can affect the production of electricity at power generating facilities.

In addition FPL’s financial results would be affected by the impact of severe weather, such as hurricanes, floods and earthquakes, which can be destructive and cause power outages and property damage, reduce revenue, affect fuel supply, and require FPL to incur additional costs to restore service and repair damaged facilities.  As a company that provides electric service throughout most of the east and lower west coasts of Florida, FPL operates in an area that historically has been more prone to severe weather events, such as hurricanes.  A disruption or failure of electric generation, transmission or distribution systems or natural gas production, transmission, storage or distribution systems in the event of a hurricane, tornado, or other severe weather event, or otherwise, could prevent FPL from operating its business in the normal course and could result in any of the adverse consequences described above.  At FPL, recovery of costs to restore service and repair damaged facilities is subject to FPSC approval, and any determination by the FPSC not to permit timely and full recovery of the costs incurred would result in a negative financial impact on FPL.

Disruptions, uncertainty or volatility in the credit and capital markets may negatively affect FPL’s ability to fund its liquidity and capital needs and to meet its growth objectives, and can also adversely affect the results of operations and financial condition of FPL.

FPL relies on access to capital and credit markets as significant sources of liquidity for capital requirements and other operations requirements that are not satisfied by operating cash flows.  Disruptions, uncertainty or volatility in those capital and credit markets, such as conditions that have existed in the recent past, could increase FPL’s cost of capital.  If FPL is unable to access regularly the capital and credit markets on terms that are reasonable, it may have to delay raising capital, issue shorter-term securities and incur an unfavorable cost of capital, which, in turn, could adversely affect its ability to grow its business and could contribute to lower earnings and reduced financial flexibility.

FPL’s inability to maintain its current credit ratings may adversely affect FPL’s liquidity, limit the ability of FPL to grow its business, and increase interest costs, while the liquidity of FPL also could be impaired by the inability of its credit providers to maintain their current credit ratings or to fund their credit commitments.

The inability of FPL to maintain its current credit ratings could adversely affect its ability to raise capital or obtain credit on favorable terms, which, in turn, could impact FPL’s ability to grow its business and service indebtedness and repay borrowings, and would likely increase its interest costs.  Some of the factors that can affect credit ratings are cash flows, liquidity, the amount of debt as a component of total capitalization, and political, legislative and regulatory actions.  There can be no assurance that one or more of the ratings of FPL will not be lowered or withdrawn entirely by a rating agency.

The inability of FPL’s credit providers to maintain credit ratings acceptable under various agreements, or to fund their credit commitments, could require FPL, among other things, to renegotiate requirements in agreements, find an alternative credit provider with acceptable credit ratings to meet funding requirements, or post cash collateral.

The use of derivative contracts by FPL in the normal course of business could result in financial losses or the payment of margin cash collateral that could adversely affect its financial results and liquidity.

FPL uses derivative instruments, such as swaps, options and forwards, some of which are traded in the over-the-counter (“OTC”) markets or on exchanges, to manage its commodity and financial market risks.  FPL could suffer a reduction in operating cash flows as a result of the requirement to post margin cash collateral.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management’s judgment or use of estimates.  Although FPL executes transactions in derivative instruments on either recognized exchanges or via the OTC markets, depending on the most favorable credit and market execution factors, there is greater volatility and less liquidity in transactions executed in OTC markets and, as a result, FPL may not be able to execute such transactions in times of market volatility.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments.  In addition, FPL’s use of such instruments could be subject to prudence challenges and, if found imprudent, could result in disallowances of cost recovery for such use by the FPSC.

FPL has hedging and trading procedures and associated risk management tools, such as separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms, that may not work as planned.  Risk management tools and metrics such as daily value at risk, earnings at risk, stop loss limits and liquidity guidelines are based on historical price movements.  If price movements significantly or persistently deviate from historical behavior, the risk management tools may not protect against significant losses.  As a result of these and other factors, FPL cannot predict with precision the impact that risk management decisions may have on its financial results and liquidity.

FPL’s financial results and liquidity could be materially adversely affected if the rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act broaden the scope of its provisions regarding the regulation of OTC financial derivatives and make them applicable to FPL.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) was enacted into law in July 2010 and, among other things, provides for the regulation of the OTC derivatives market.  While the legislation is broad and detailed, substantial portions of the legislation require implementing rules to be adopted by federal governmental agencies including, but not limited to, the Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission.  FPL cannot predict the final rules that will be adopted to implement the OTC derivatives market provisions of the Dodd-Frank Act.  Those rules could negatively affect FPL’s ability to hedge its commodity and interest rate risks, which could have a material adverse effect on FPL’s financial results.  In addition, if the rules require FPL to post cash collateral with respect to swap transactions, FPL’s liquidity could be materially adversely affected, and its ability to enter into OTC derivatives to hedge commodity and interest rate risks could be significantly limited.  Reporting and compliance requirements of the rules also could significantly increase operating costs and expose FPL to penalties for non-compliance.

Changes in tax laws, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could adversely affect FPL’s financial results, financial condition and liquidity.

FPL’s provision for income taxes and reporting of tax-related assets and liabilities requires significant judgments and the use of estimates.  Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards.  Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, regulations and interpretations, financial condition and results of operations of FPL, as well as the resolution of audit issues raised by taxing authorities.  Ultimate resolution of income tax matters may result in material adjustments to tax-related assets and liabilities which could negatively affect FPL’s financial results, financial condition and liquidity.

FPL’s retail business is subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to its reputation and/or the financial results of the retail business.

FPL’s retail business requires access to sensitive customer data in the ordinary course of business.  FPL’s retail business may also need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center services, to the retail business.  If a significant breach occurred, the reputation of FPL could be adversely affected, customer confidence could be diminished, customer information could be used for identity theft purposes, FPL would be subject to costs associated with the breach and/or FPL could be subject to fines and legal claims, any of which may have a negative impact on the business and/or FPL’s financial results.

A failure in FPL’s operational systems or infrastructure, or those of third parties, could impair its liquidity, disrupt its business, result in the disclosure of confidential information and adversely affect its financial results.

FPL’s business is highly dependent on its ability to process and monitor, on a daily basis, a very large number of transactions, many of which are highly complex, and cross numerous and diverse markets.  Due to the size, scope and geographical reach of FPL’s business, and due to the complexity of the process of power generation, transmission and distribution, the development and maintenance of FPL’s operational systems and infrastructure is challenging.  FPL’s operating systems and facilities may fail to operate properly or become disabled as a result of events that are either within, or wholly or partially outside, its control, such as operator error, severe weather or terrorist activities.  Any such failure or disabling event could adversely affect FPL’s ability to process transactions and provide services, and its financial results and liquidity.

FPL adds, modifies and replaces information systems on a regular basis.  Modifying existing information systems or implementing new or replacement information systems is costly and involves risks, including, but not limited to, integrating the modified, new or replacement system with existing systems and processes, implementing associated changes in accounting procedures and controls, and ensuring that data conversion is accurate and consistent.  Any disruptions or deficiencies in existing information systems, or disruptions, delays or deficiencies in the modification or implementation of new information systems, could result in increased costs, the inability to track or collect revenues, the diversion of management’s and employees’ attention and resources, and could negatively impact the effectiveness of the companies’ control environment, and/or the companies’ ability to timely file required regulatory reports.

FPL also faces the risks of operational failure, termination, or capacity constraints of third parties, including, but not limited to, those who provide power transmission and natural gas transportation services.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL’s business, or the businesses of third parties, may impact the operations of FPL in unpredictable ways and could adversely affect FPL’s financial results and liquidity.

FPL is subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyber attacks and other disruptive activities of individuals or groups.  FPL’s generation, transmission and distribution facilities, fuel storage facilities, information technology systems and other infrastructure facilities and systems and physical assets, could be direct targets of, or indirectly affected by, such activities.  Terrorist acts or other similar events could harm FPL’s business by limiting its ability to generate, purchase or transmit power and by delaying its development and construction of new generating facilities and capital improvements to existing facilities.  These events, and governmental actions in response, could result in a material decrease in revenues and significant additional costs to repair and insure FPL’s assets, and could adversely affect FPL’s operations by contributing to disruption of supplies and markets for natural gas, oil and other fuels.  They could also impair FPL’s ability to raise capital by contributing to financial instability and lower economic activity.

FPL operates in a highly regulated industry that requires the continued operation of sophisticated information technology systems and network infrastructure.  Despite FPL’s implementation of security measures, all of its technology systems are vulnerable to disability, failures or unauthorized access due to such activities.  If FPL’s technology systems were to fail or be breached and be unable to recover in a timely way, FPL would be unable to fulfill critical business functions, and sensitive confidential and other data could be compromised, which could have a material adverse effect on FPL’s financial results.

The implementation of security guidelines and measures and maintenance of insurance, to the extent available, addressing such activities could increase costs.  These types of events could materially adversely affect FPL’s financial results.  In addition, these types of events could require significant management attention and resources, and could adversely affect FPL’s reputation among customers and the public.

A disruption of the regional electric transmission grid, natural gas pipeline infrastructure or other fuel sources, could negatively impact FPL’s business.  Because generation, transmission systems and natural gas pipelines are part of an interconnected system, FPL faces the risk of possible loss of business due to a disruption caused by the impact of an event on the interconnected system (such as severe weather or a generator or transmission facility outage or pipeline rupture) within FPL’s systems or within a neighboring system.  Any such disruption could have a material adverse effect on FPL’s financial results.

The ability of FPL to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. FPL’s insurance coverage may not provide protection against all significant losses.

The ability of FPL to obtain insurance, as well as the cost and coverage of such insurance, could be affected by developments affecting its business, as well as by international, national, state or local events, as well as the financial condition of insurers.  Insurance coverage may not continue to be available at all or at rates or on terms similar to those presently available to FPL.  A loss for which FPL is not fully insured could materially and adversely affect its financial results.  FPL’s insurance may not be sufficient or effective under all circumstances and against all hazards or liabilities to which the companies may be subject.

The business and financial results of FPL could be negatively affected by the lack of a qualified workforce, work strikes or stoppages and increasing personnel costs.

FPL may not be able effectively and profitably to obtain new customers, or grow its customer base, service existing customers and meet its other business plan goals if it does not attract and retain a qualified workforce.  The lack of a qualified workforce, including, for example, the loss or retirement of key executives and other employees, may adversely affect service and productivity and contribute to higher training and safety costs.  Over the next several years, a significant portion of FPL’s workforce, including, but not limited to, many workers with specialized skills maintaining and servicing the nuclear generation facilities and electrical infrastructure, will be eligible to retire.  Such highly skilled individuals may not be able to be replaced quickly due to the technically complex work they perform.  Personnel costs also may increase due to inflationary or competitive pressures on payroll and benefits costs and revised terms of collective bargaining agreements with union employees.  Employee strikes or work stoppages could disrupt operations and lead to a loss of customers and revenue.

Certain of FPL’s investments are subject to changes in market value and other risks, which may adversely affect FPL’s liquidity and financial results.

FPL is required to maintain decommissioning funds to satisfy its future obligations to decommission its nuclear power plants.  In addition, NextEra Energy, Inc. (“NextEra Energy”), FPL’s parent company, sponsors a qualified noncontributory defined benefit pension plan for substantially all employees of FPL.  A decline in the market value of the assets held in the decommissioning funds or in the defined benefit pension plan due to poor investment performance or other factors may increase the funding requirements for these obligations.  Moreover, the defined benefit pension plan is sensitive to changes in interest rates, since, as interest rates decrease, the funding liabilities increase, potentially increasing benefits costs and funding requirements.  Any increase in benefits costs or funding requirements may have an adverse effect on FPL’s liquidity and financial results.

Increasing costs associated with health care plans may adversely affect FPL’s financial results.

The costs of providing health care benefits to employees and retirees have increased substantially in recent years.  FPL believes that its employee benefit costs, including, but not limited to, costs related to health care plans for employees and former employees, will continue to rise.  The increasing costs and funding requirements associated with FPL’s health care plans may adversely affect its financial results.

FLORIDA POWER & LIGHT COMPANY

The information in this section replaces the information in the “Florida Power & Light Company” section on page 6 of the accompanying prospectus.

FPL is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida.  FPL supplies electric service to a population of more than 8.7 million throughout most of the east and lower west coasts of Florida.  During 2010, FPL served approximately 4.5 million customer accounts. FPL is a wholly-owned subsidiary of NextEra Energy.  FPL was incorporated under the laws of Florida in 1925.

USE OF PROCEEDS

The information in this section adds to the information in the “Use of Proceeds” section on page 6 of the accompanying prospectus.  Please read these two sections together.

The $600,000,000 aggregate principal amount of First Mortgage Bonds, 4.125% Series due February 1, 2042 offered by this prospectus supplement and the accompanying prospectus are referred to in this prospectus supplement as the “Offered Bonds.”

FPL will add the net proceeds from the sale of the Offered Bonds, which are expected to be approximately $590.9 million (after deducting the underwriting discount and other offering expenses), to its general funds.  FPL expects to use its general funds to repay a portion of FPL’s total outstanding commercial paper obligations and for other general corporate purposes.  FPL will temporarily invest in short-term instruments any proceeds that are not immediately used for these purposes.  As of December 7, 2011, FPL had $641 million of outstanding commercial paper obligations which had maturities of up to 12 days and which had annual interest rates ranging from 0.21% to 0.26%.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The information in this section adds to the information in the “Consolidated Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” section on page 7 of the accompanying prospectus.

FPL’s consolidated ratio of earnings to fixed charges for the nine months ended September 30, 2011 was 5.48, and for the years ended December 31, 2010 and 2009 was 4.95 and 4.73, respectively.

CONSOLIDATED CAPITALIZATION OF FPL AND SUBSIDIARIES

The following table shows FPL’s consolidated capitalization as of September 30, 2011, and as adjusted to reflect the issuance of the Offered Bonds and the other transaction described below.  This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	September 30,	Adjusted(a)
	2011	Amount	Percent
	(In Millions)

Common shareholder’s equity	$10,534	$10,634	58.7%
Long-term debt (excluding current maturities)	6,885	7,485	41.3%
Total capitalization	$17,419	$18,119	100.0%

(a) To give effect to (i) the issuance of the Offered Bonds offered by this prospectus supplement and (ii) a capital contribution of $100 million by NextEra Energy to FPL in November 2011.  Adjusted amounts do not reflect the addition of any premiums or deduction of any discounts or commissions in connection with the issuance of the Offered Bonds.  Adjusted amounts do not reflect principal repayments of loans, principal repayments on storm-recovery bonds, increases in debt associated with a reclaimed water agreement or the effect of adjustments related to premiums and discounts.  Adjusted amounts also do not reflect any possible additional borrowings or issuance and sale of additional securities by FPL from time to time after the date of this prospectus supplement.

CERTAIN TERMS OF THE OFFERED BONDS

The information in this section adds to the information in the “Description of Bonds” section beginning on page 10 of the accompanying prospectus.  Please read these two sections together.

General.  FPL will issue $600,000,000 aggregate principal amount of the Offered Bonds as a new series of First Mortgage Bonds under the Mortgage (as defined in the accompanying prospectus).  The One Hundred Eighteenth Supplemental Indenture, dated as of December 1, 2011, supplements the Mortgage and establishes the specific terms of the Offered Bonds.

Interest and Payment.  FPL will pay interest semi-annually on the Offered Bonds at the rate of 4.125% per year.  The Offered Bonds will mature on February 1, 2042.  FPL will pay interest on the Offered Bonds on February 1 and August 1 of each year, each an “Interest Payment Date,” until maturity or earlier redemption.  The first Interest Payment Date will be August 1, 2012.  The record date for interest payable on any Interest Payment Date on the Offered Bonds shall be the close of business (1) on the business day immediately preceding such Interest Payment Date so long as all of the Offered Bonds remain in book-entry only form, or (2) on the 15th calendar day immediately preceding each Interest Payment Date if any of the Offered Bonds do not remain in book-entry only form.  See “—Book-Entry Only Issuance.”

Interest on the Offered Bonds will accrue from and including the date of original issuance to but excluding the first Interest Payment Date.  Starting on the first Interest Payment Date, interest on each Offered Bond will accrue from and including the last Interest Payment Date to which FPL has paid, or duly provided for the payment of, interest on that Offered Bond to but excluding the next succeeding Interest Payment Date.  No interest will accrue on an Offered Bond for the day that the Offered Bond matures.  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

FPL will pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest on the Offered Bonds at the rate of 6% per year.

Issuance of Additional Bonds.  As of September 30, 2011, FPL could have issued under the Mortgage in excess of $8.9 billion of additional First Mortgage Bonds based on unfunded Property Additions (as defined in the accompanying prospectus) and in excess of $5.8 billion of additional First Mortgage Bonds based on retired First Mortgage Bonds.

Dividend Restrictions.  As of September 30, 2011, no retained earnings were restricted by provisions of the Mortgage described in the accompanying prospectus which restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock.

Redemption.  FPL may redeem any of the Offered Bonds at its option or if and when required by the Mortgage.  FPL may redeem any of the Offered Bonds at any time or from time to time, on any date prior to their maturity (each a “Redemption Date”).  FPL will give notice of its intent to redeem any or all of the Offered Bonds at least 30 days prior to a Redemption Date.  If FPL redeems all or any part of the Offered Bonds at any time prior to August 1, 2041, it will pay a redemption price (“Redemption Price”) equal to the sum of:

(1)     100% of the principal amount of the Offered Bonds being redeemed plus

(2)     accrued and unpaid interest thereon, if any, to the Redemption Date plus

(3)     any applicable “make-whole premium.”

The Redemption Price for the Offered Bonds will never be less than 100% of the principal amount of those Offered Bonds plus accrued and unpaid interest on those Offered Bonds to the Redemption Date.

The amount of the make-whole premium with respect to any Offered Bonds to be redeemed in accordance with the foregoing paragraph will be equal to the excess, if any, of:

(1)           the sum of the present values, calculated as of the Redemption Date, of:

(a)           each interest payment that, but for such redemption, would have been payable on the Offered Bonds being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

(b)           the principal amount that, but for such redemption, would have been payable at the final maturity of the Offered Bonds being redeemed; over

(2)           the principal amount of the Offered Bonds being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis.  Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 20 basis points.

If FPL redeems all or any part of the Offered Bonds at any time on or after August 1, 2041, it will pay a redemption price equal to 100% of the principal amount of the Offered Bonds being redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

FPL will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc., Scotia Capital (USA) Inc. or Wells Fargo Securities, LLC will make such calculation if (1) FPL fails to make such appointment at least 30 days prior to the Redemption Date, or (2) the institution so appointed is unwilling or unable to make such calculation.  If Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc., Scotia Capital (USA) Inc. or Wells Fargo Securities, LLC is to make such calculation but if none is willing or able to do so, then the Trustee (as defined in the accompanying prospectus) will appoint an independent investment banking institution of national standing, in consultation with FPL, to make such calculation.  In any case, the institution making such calculation is referred to in this prospectus supplement as an “Independent Investment Banker.”

For purposes of determining the make-whole premium, “Treasury Yield” means a rate of interest per year equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Offered Bonds to be redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”).  The Independent Investment Banker will determine the Treasury Yield as of the third business day immediately preceding the applicable Redemption Date.

The Independent Investment Banker will determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”).  If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield.  In all other cases, the Independent Investment Banker will calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release).

The Independent Investment Banker will round any weekly average yields so calculated to the nearest 1/100th of 1%, and will round upward for any figure of 1/200th of 1% or above.  If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Independent Investment Banker will select comparable rates and calculate the Treasury Yield by reference to those rates.

The Mortgage provides that if FPL at any time elects to redeem only a part of the Offered Bonds, the Trustee will select the particular Offered Bonds to be redeemed by proration among registered holders of the Offered Bonds or, in some cases, by such other method that it deems proper as provided in the Mortgage.  However, if the Offered Bonds are solely registered in the name of Cede & Co. and traded through The Depository Trust Company, or “DTC,” then DTC will select the Offered Bonds to be redeemed in accordance with its practices as described below in “—Book-Entry Only Issuance.”

If at the time notice of redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt before the Redemption Date and such notice shall be of no effect unless such moneys are received.

Cash deposited under any provisions of the Mortgage (with certain exceptions) may be applied to the purchase of First Mortgage Bonds of any series.

Book-Entry Only Issuance.  The Offered Bonds will trade through DTC.  The Offered Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee.  Upon issuance of the Offered Bonds, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the Offered Bonds represented by such global securities to the accounts of institutions that have an account with DTC or its participants.  The accounts to be credited shall be designated by the underwriters.  Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants.  The global certificates will be deposited with the Trustee as custodian for DTC.

DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.  DTC holds securities for its participants.  DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts.  This eliminates the need for physical movement of securities certificates.  The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Others who maintain a custodial relationship with a participant can use the DTC system.  The rules that apply to DTC and those using its systems are on file with the Securities and Exchange Commission.

Purchases of the Offered Bonds within the DTC system must be made through participants, who will receive a credit for the Offered Bonds on DTC’s records.  The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records.  Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased Offered Bonds.  Transfers of ownership in the Offered Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates for their Offered Bonds, except if use of the book-entry system for the Offered Bonds is discontinued.

To facilitate subsequent transfers, all Offered Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co.  The deposit of the Offered Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the Offered Bonds.  DTC’s records reflect only the identity of the participants to whose accounts such Offered Bonds are credited.  These participants may or may not be the beneficial owners.  Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial owners of Offered Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Offered Bonds, such as redemptions, tenders, defaults and proposed amendments to the Offered Bonds.  Beneficial owners of the Offered Bonds may wish to ascertain that the nominee holding the Offered Bonds has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the Offered Bonds.  If less than all of the Offered Bonds are being redeemed, DTC’s practice is to determine by lot the amount of Offered Bonds of each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to Offered Bonds, unless authorized by a participant in accordance with DTC’s procedures.  Under its usual procedures, DTC would mail an omnibus proxy to FPL as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Offered Bonds are credited on the record date.  FPL believes that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Offered Bonds.

Payments of redemption proceeds, principal of, and interest on the Offered Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC.  DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from FPL or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices.  Payments will be the responsibility of participants and not of DTC, Deutsche Bank Trust Company Americas (the Trustee under the Mortgage) or FPL, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of FPL.  Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Offered Bonds.  Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Offered Bonds.

DTC may discontinue providing its services as securities depositary with respect to the Offered Bonds at any time by giving reasonable notice to FPL.  In the event no successor securities depositary is obtained, certificates for the Offered Bonds will be printed and delivered.  FPL may decide to replace DTC or any successor depositary.  Additionally, subject to the procedures of DTC, FPL may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Offered Bonds.  In that event, certificates for such Offered Bonds will be printed and delivered.  If certificates for Offered Bonds are printed and delivered,

•                  the Offered Bonds will be issued in fully registered form without coupons;

•                  a holder of certificated Offered Bonds would be able to exchange those Offered Bonds, without charge, for an equal aggregate principal amount of Offered Bonds of the same series, having the same issue date and with identical terms and provisions; and

•                  a holder of certificated Offered Bonds would be able to transfer those Offered Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

However, FPL shall not be required to make transfers or exchanges of certificated Offered Bonds for a period of ten days next preceding any Interest Payment Date or next preceding any designation of Offered Bonds to be redeemed, and FPL shall not be required to make transfers or exchanges of any certificated Offered Bonds designated in whole or in part for redemption.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that FPL believes to be reliable, none of FPL or the underwriters takes any responsibility for the accuracy of this information.

UNDERWRITING

The information in this section adds to the information in the “Plan of Distribution” section beginning on page 41 of the accompanying prospectus.  Please read these two sections together.

FPL is selling the Offered Bonds to the underwriters named in the table below pursuant to an underwriting agreement between FPL and the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are acting as representatives.  Subject to certain conditions, FPL has agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Offered Bonds set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of Offered Bonds
Barclays Capital Inc.	$85,000,000
Citigroup Global Markets Inc.	85,000,000
Goldman, Sachs & Co.	85,000,000
Mizuho Securities USA Inc.	85,000,000
Scotia Capital (USA) Inc.	85,000,000
Wells Fargo Securities, LLC	85,000,000
KeyBanc Capital Markets Inc.	18,000,000
Morgan Keegan & Company, Inc.	18,000,000
RBC Capital Markets, LLC	18,000,000
UniCredit Capital Markets LLC	18,000,000
U.S. Bancorp Investments, Inc.	18,000,000
Total	$600,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the
Offered Bonds when and if they buy any of them.  The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions.  In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.  The underwriters will sell the Offered Bonds to the public if the underwriters buy the Offered Bonds from FPL.

FPL will compensate the underwriters by selling the Offered Bonds to them at a price that is less than the price to the public by the amount of the “Underwriting Discount” set forth in the table below.  The underwriters will sell the Offered Bonds to the public at the price to the public set forth on the cover page of this prospectus supplement and may sell the Offered Bonds to certain dealers at a price that is less than the price to the public by no more than the amount of the “Initial Dealers’ Concession” set forth in the table below.  The underwriters and such dealers may sell the Offered Bonds to certain other dealers at a price that is less than the price to the public by no more than the amounts of the “Initial Dealers’ Concession” and the “Reallowed Dealers’ Concession” set forth in the table below.

(expressed as a percentage of principal amount)
Underwriting Discount	0.875%
Initial Dealers’ Concession	0.500%
Reallowed Dealers’ Concession	0.250%

An underwriter may reject any or all offers for the Offered Bonds.  After the initial public offering of the Offered Bonds, the underwriters may change the offering price and other selling terms of the Offered Bonds.

The Offered Bonds are a new issue of securities with no established trading market.  FPL does not plan to list the securities on any securities exchange.  The underwriters have advised FPL that they intend to make a market in the Offered Bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice.  FPL cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Offered Bonds.

In connection with the offering, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, on behalf of the underwriters, may purchase and sell the Offered Bonds in the open market.  These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions.  Over-allotment includes syndicate sales of Offered Bonds in excess of the principal amount of Offered Bonds to be purchased by the underwriters in the offering, which creates a syndicate short position.  Syndicate covering transactions involve purchases of the Offered Bonds in the open market after the distribution has been completed in order to cover syndicate short positions.  Stabilizing transactions consist of certain bids or purchases of Offered Bonds made for the purpose of preventing or retarding a decline in the market price of the Offered Bonds while the offering is in progress.

The underwriters may also impose a penalty bid.  Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc., Scotia Capital (USA) Inc. or Wells Fargo Securities, LLC, in covering syndicate short positions or making stabilizing purchases, repurchases the Offered Bonds originally sold by that syndicate member.

Any of these activities may cause the price of the Offered Bonds to be higher than the price that otherwise would exist in the open market in the absence of such transactions.  These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

FPL estimates that its expenses in connection with the sale of the Offered Bonds, other than underwriting discounts, will be $2.4 million.  This estimate includes expenses relating to Florida taxes, printing, rating agency fees, trustee’s fees and legal fees, among other expenses.

FPL has agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their affiliates may engage in transactions with, and perform services for, FPL and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with FPL and its affiliates, including acting as lenders under FPL’s loan facilities and those of some of FPL’s affiliates.

EXPERTS

The information in this section replaces the information in the “Experts” section on page 43 of the accompanying prospectus.

The consolidated financial statements incorporated in this prospectus supplement by reference from FPL’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of FPL’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

The information in this section replaces the information in the “Legal Opinions” section on page 43 of the accompanying prospectus.

Morgan, Lewis & Bockius LLP, New York, New York and Squire, Sanders & Dempsey (US) LLP, West Palm Beach, Florida, co-counsel to FPL will pass upon the legality of the Offered Bonds offered by this prospectus supplement for FPL.  Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Bonds offered by this prospectus supplement for the underwriters.  Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire, Sanders & Dempsey (US) LLP.  Squire, Sanders & Dempsey (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

PROSPECTUS

        FLORIDA POWER & LIGHT COMPANY

Preferred Stock,
Warrants,
First Mortgage Bonds,
Senior Debt Securities,
Subordinated Debt Securities
and
Junior Subordinated Debentures

FLORIDA POWER & LIGHT COMPANY TRUST I
FLORIDA POWER & LIGHT COMPANY TRUST II

Preferred Trust Securities,

Guaranteed as described in this prospectus by

FLORIDA POWER & LIGHT COMPANY

        Florida Power & Light Company, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        One or more of Florida Power & Light Company, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        Florida Power & Light Company, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 41 of this prospectus also provides more information on this topic.

        See "Risk Factors" beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

        Florida Power & Light Company's, Florida Power & Light Company Trust I's and Florida Power & Light Company Trust II's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 3, 2009

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Florida Power & Light Company ("FPL"), Florida Power & Light Company Trust I and Florida Power & Light Company Trust II and certain of their affiliates have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Florida Power & Light Company Trust I and Florida Power & Light Company Trust II each are referred to in this prospectus as the "Trust."

        Under this shelf registration process, FPL and/or the Trust may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of FPL. FPL may offer any of the following securities: preferred stock, warrants to purchase preferred stock, first mortgage bonds, senior debt securities, subordinated debt securities, junior subordinated debentures and guarantees related to the preferred trust securities which the Trust may offer. Unless otherwise stated in a prospectus supplement, the Trust may offer preferred trust securities.

        This prospectus provides you with a general description of the securities that FPL and/or the Trust may offer. Each time FPL and/or the Trust sells securities, FPL and/or the Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

        Before purchasing the securities, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FPL is subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions. FPL holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements. These factors may have a negative impact on the business and results of operations of FPL.

        FPL is subject to complex laws and regulations, and to changes in laws or regulations, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, construction and operation of generation facilities, construction and operation of transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, transmission reliability and present or prospective wholesale and retail competition. This substantial and complex framework exposes FPL to increased compliance costs and potentially significant monetary penalties for non-compliance. The Florida Public Service Commission has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred. The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

        FPL also is subject to extensive federal, state and local environmental statutes, rules and regulations, as well as the effect of changes in or additions to applicable statutes, rules and regulations that relate to, or in the future may relate to, for example, air quality, water quality, climate change, greenhouse gas emissions, carbon dioxide emissions, waste management, marine and wildlife mortality, natural resources, health, safety and renewable portfolio standards that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

        FPL operates in a changing market environment influenced by various legislative and regulatory initiatives regarding regulation, deregulation or restructuring of the energy industry, including, for example, deregulation or restructuring of the production and sale of electricity, as well as increased focus on renewable and clean energy sources and reduction of carbon emissions. FPL will need to adapt to these changes and may face increasing costs and competitive pressure in doing so.

        FPL's results of operations could be affected by FPL's ability to negotiate or renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation, transmission and distribution facilities involve significant risks that could adversely affect the results of operations and financial condition of FPL.

        The operation and maintenance of power generation, transmission and distribution facilities involve many risks, including, for example, start up risks, breakdown or failure of equipment, transmission and distribution lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout FPL's generation fleets and transmission and distribution systems, use of new or unproven technology, the dependence on a specific fuel source, failures in the supply or transportation of fuel, the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes, floods and droughts), and performance below expected or contracted levels of output or efficiency. This could result in lost revenues and/or increased expenses, including, for example, lost revenues due to prolonged outages and increased expenses due to monetary penalties or fines, replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices to meet contractual obligations. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses.

The operation and maintenance of nuclear facilities involves inherent risks, including environmental, health, regulatory, terrorism and financial risks, that could result in fines or the closure of nuclear units owned by FPL, and which may present potential exposures in excess of insurance coverage.

        FPL owns, or holds undivided interests in, nuclear generation facilities in Florida. These nuclear facilities are subject to environmental, health and financial risks such as on-site storage of spent nuclear fuel, the ability to dispose of spent nuclear fuel, the ability to maintain adequate reserves for decommissioning, potential liabilities arising out of the operation of these facilities, and the threat of a possible terrorist attack. Although FPL maintains decommissioning trusts and external insurance coverage to minimize the financial exposure to these risks, it is possible that the cost of decommissioning the facilities could exceed the amount available in the decommissioning trusts, and that liability and property damages could exceed the amount of insurance coverage.

        The Nuclear Regulatory Commission has broad authority to impose licensing and safety-related requirements for the construction and operation and maintenance of nuclear generation facilities. In the event of non-compliance, the Nuclear Regulatory Commission has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Nuclear Regulatory Commission orders or new regulations related to increased security measures and any future safety requirements promulgated by the Nuclear Regulatory Commission could require FPL to incur substantial operating and capital expenditures at its nuclear plants. In addition, if a serious nuclear incident were to occur at an FPL plant, it could result in substantial costs. A major incident at a nuclear facility anywhere in the world could cause the Nuclear Regulatory Commission to limit or prohibit the operation or licensing of any domestic nuclear unit.

        In addition, potential terrorist threats and increased public scrutiny of utilities could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict.

The construction of, and capital improvements to, power generation and transmission facilities involve substantial risks. Should construction or capital improvement efforts be unsuccessful or delayed, the results of operations and financial condition of FPL could be adversely affected.

        The ability of FPL to complete construction of, and capital improvement projects for, its power generation and transmission facilities on schedule and within budget are contingent upon many variables that could delay completion, increase costs or otherwise adversely affect operational and financial results, including, for example, limitations related to transmission interconnection issues, escalating costs for materials and labor and environmental compliance, delays with respect to permits and other approvals, and disputes involving third parties, and are subject to substantial risks. Should any such efforts be unsuccessful or delayed, FPL could be subject to additional costs, termination payments under committed contracts, loss of tax credits and/or the write-off of its investment in the project or improvement.

The use of derivative contracts by FPL in the normal course of business could result in financial losses or the payment of margin cash collateral that adversely impact the results of operations or cash flows of FPL.

        FPL uses derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the over-the-counter markets or on exchanges, to manage its commodity and financial market risks. FPL could suffer a reduction in operating cash flows as a result of the requirement to post margin cash collateral. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments. In addition, FPL's use of such instruments could be subject to prudence challenges and, if found imprudent, cost recovery could be disallowed by the Florida Public Service Commission.

Customer growth and customer usage in FPL's service area affect FPL's results of operations.

        FPL's results of operations are affected by the growth in customer accounts in FPL's service area and by customer usage. Customer growth can be affected by population growth. Customer growth and customer usage can be affected by economic factors in Florida and elsewhere, including, for example, job and income growth, housing starts and new home prices. Customer growth and customer usage directly influence the demand for electricity and the need for additional power generation and power delivery facilities at FPL.

Weather affects FPL's results of operations, as can the impact of severe weather. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities.

        FPL's results of operations are affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities. FPL's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred. At FPL, recovery of these costs is subject to Florida Public Service Commission approval.

Adverse capital and credit market conditions may adversely affect FPL's ability to meet liquidity needs, access capital and operate and grow its business, and increase the cost of capital. Disruptions, uncertainty or volatility in the financial markets can also adversely impact the results of operations and financial condition of FPL.

        Having access to the credit and capital markets, at a reasonable cost, is necessary for FPL to fund its operations, including its capital requirements. Those markets have provided FPL with the liquidity to operate and grow its business that is not otherwise provided from operating cash flows. Disruptions, uncertainty or volatility in those markets can increase FPL's cost of capital. If FPL is unable to access the credit and capital markets on terms that are reasonable, it may have to delay raising capital, issue shorter-term securities and/or bear an unfavorable cost of capital, which, in turn, could adversely impact its ability to grow its business, decrease earnings and/or significantly reduce financial flexibility.

FPL's inability to maintain its current credit ratings may adversely affect FPL's liquidity, limit the ability of FPL to grow its business, and would likely increase interest costs.

        FPL relies on access to capital and credit markets as significant sources of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL to maintain its current credit ratings could affect its ability to raise capital or obtain credit on favorable terms, which, in turn, could impact FPL's ability to grow its business and would likely increase its interest costs.

FPL is subject to credit and performance risk from third parties under supply and service contracts.

        FPL relies on contracts with vendors for the supply of equipment, materials, fuel and other goods and services required for the construction and operation of, and for capital improvements to, its facilities, as well as for business operations. If vendors fail to fulfill their contractual obligations, FPL may need to make arrangements with other suppliers, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption to its operations.

FPL is subject to costs and other potentially adverse effects of legal and regulatory proceedings, as well as regulatory compliance and changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

        FPL is subject to costs and other potentially adverse effects of legal and regulatory proceedings, settlements, investigations and claims, as well as regulatory compliance and the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

        FPL, as an owner and operator of bulk power transmission systems, is subject to mandatory reliability standards promulgated by the North American Electric Reliability Corporation and enforced by the Federal Energy Regulatory Commission. These standards, which previously were being applied on a voluntary basis, became mandatory in June 2007. Noncompliance with these mandatory reliability standards could result in sanctions, including substantial monetary penalties, which likely would not be recoverable from customers.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL's business may impact the operations of FPL in unpredictable ways.

        FPL is subject to direct and indirect effects of terrorist threats and activities as well as cyber attacks and disruptive activities of individuals and/or groups. Infrastructure facilities and systems, including, for example, generation, transmission and distribution facilities, physical assets and information systems, in general, have been identified as potential targets. The effects of these threats and activities include, but are not limited to, the inability to generate, purchase or transmit power, the delay in development and construction of new generating facilities, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the United States, and the increased cost and adequacy of security and insurance.

The ability of FPL to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events.

        FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be adversely affected by international, national, state or local events as well as company-specific events.

FPL is subject to employee workforce factors that could adversely affect the business and financial condition of FPL.

        FPL is subject to employee workforce factors, including, for example, loss or retirement of key executives, availability of qualified personnel, inflationary pressures on payroll and benefits costs and collective bargaining agreements with union employees and work stoppage that could adversely affect the business and financial condition of FPL.

FLORIDA POWER & LIGHT COMPANY

        FPL was incorporated under the laws of Florida in 1925. FPL is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy. At December 31, 2008, FPL supplied electric service to a population of more than 8.7 million, throughout most of the east and lower west coasts of Florida. During 2008, FPL served approximately 4.5 million customer accounts.

FLORIDA POWER & LIGHT COMPANY TRUST I AND
FLORIDA POWER & LIGHT COMPANY TRUST II

        Florida Power & Light Company Trust I and Florida Power & Light Company Trust II are Delaware statutory trusts created pursuant to separate trust agreements among FPL as depositor of the Trust, The Bank of New York Mellon as the Property Trustee, BNY Mellon Trust of Delaware as the Delaware Trustee and one or more Administrative Trustees appointed by FPL. At the time of the issuance of securities by the Trust, the applicable trust agreement will be amended and restated substantially in the form filed as an exhibit to the registration statement. Each trust agreement, as so amended and restated, is referred to in this prospectus as the "Trust Agreement." Unless otherwise stated in a prospectus supplement,

  •
  the Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL as trust assets,

  •
  all of the common trust securities will be owned by FPL, and

  •
  the common trust securities will represent at least 3% of the total capital of the applicable Trust.

        Payments on any distribution payment date or redemption date will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the Trust Agreement. The Trust will have a term as stated in the applicable prospectus supplement, but may dissolve earlier as provided in the Trust Agreement.

        The Trust's business and affairs will be conducted by its Administrative Trustees.

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, FPL will add the net proceeds from the sale of its securities to its general funds. FPL uses its general funds for corporate purposes, including to repay, redeem or repurchase outstanding debt, to repay short-term borrowings and to finance the acquisition or construction of additional electric facilities and capital improvements to and maintenance of existing facilities. FPL will temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

        Unless otherwise stated in a prospectus supplement, the Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL. FPL will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows FPL's consolidated ratio of earnings to fixed charges for each of its last five fiscal years:

Years Ended December 31,
2008	2007	2006	2005	2004
4.43	4.96	5.14	5.74	6.74

        The following table shows FPL's consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2008	2007	2006	2005	2004
4.43	4.96	5.14	5.74	6.67

        FPL's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2009 was 4.06.

WHERE YOU CAN FIND MORE INFORMATION

        FPL files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL. FPL also maintains an Internet site (www.fpl.com). Information on FPL's Internet site is not a part of this prospectus.

        FPL and the Trust do not expect the Trust to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

        The SEC allows FPL and the Trust to "incorporate by reference" the information that FPL files with the SEC, which means that FPL and the Trust may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that FPL files in the future with the SEC will automatically update and supersede this information. FPL and the Trust are incorporating by reference the documents listed below and any future filings FPL makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until FPL and/or the Trust sell all of the securities covered by the registration statement:

  (1)
  FPL's Annual Report on Form 10-K for the year ended December 31, 2008;

  (2)
  FPL's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

  (3)
  FPL's Current Reports on Form 8-K filed with the SEC on January 27, 2009 (with January 22, 2009 earliest report date), March 18, 2009, March 19, 2009 and July 22, 2009 (other than any documents, or portions of documents, not deemed to be filed).

        You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. FPL will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL and the Trust are herein filing cautionary statements identifying important factors that could cause FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL and the Trust in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, climate change strategy or growth strategies (often, but not always, through the use of words or phrases such as "will," "will likely result," "are expected to," "will continue," "aim," "is anticipated," "believe," "could," "should," "would," "estimated," "may," "plan," "potential," "projection," "target," "outlook," "predict," and "intend" or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in "Risk Factors" herein and in the reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on FPL's operations and financial results, and could cause FPL's actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of FPL or the Trust.

        Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL nor the Trust undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

        The issues and associated risks and uncertainties discussed in "Risk Factors" herein and in the reports that are incorporated herein by reference are not the only ones FPL may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL's business in the future.

DESCRIPTION OF PREFERRED STOCK

        General.    The following statements describing FPL's preferred stock are not intended to be a complete description. For additional information, please see FPL's Restated Articles of Incorporation, as amended ("Charter"), and its bylaws, as currently in effect. You should read this summary together with the articles of amendment to the Charter which will describe the terms of any preferred stock to be offered hereby for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

        The Charter currently authorizes three classes of preferred stock. No shares of preferred stock are presently outstanding. Unless the Charter is amended prior to the offering of the preferred stock offered hereunder to change the class or classes of preferred stock authorized to be issued, the preferred stock offered hereunder will be one or more series of FPL's Preferred Stock, $100 par value per share ("Serial Preferred Stock") and/or one or more series of FPL's Preferred Stock, without par value ("No Par Preferred Stock"). Under the Charter, 10,414,100 shares of Serial Preferred Stock and 5,000,000 shares of No Par Preferred Stock are available for issuance. The Charter also authorizes the issuance of 5,000,000 shares of Subordinated Preferred Stock, without par value ("Subordinated Preferred Stock"). References in this "Description of Preferred Stock" section of this prospectus to preferred stock do not include the Subordinated Preferred Stock.

        In the event that the Charter is amended to change its authorized preferred stock, a prospectus supplement will describe the authorized preferred stock.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to the Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the class of preferred stock, the number of shares in the series and the title of that series of preferred stock,

  (2)
  the annual rate or rates of dividends payable and the date from which such dividends shall commence to accrue,

  (3)
  the terms and conditions, including the redemption price and the date or dates, on which the shares of the series of preferred stock may be redeemed or converted into another class of security, the manner of effecting such redemption and any restrictions on such redemptions,

  (4)
  any sinking fund or other provisions that would obligate FPL to redeem or repurchase shares of the series of preferred stock, and

  (5)
  with respect to the No Par Preferred Stock only, variations with respect to whole or fractional voting rights and involuntary liquidation values.

        In the event the trusts established by FPL issue preferred trust securities and FPL exercises a right to delay interest payments on junior subordinated debentures issued in connection with preferred trust securities, FPL will not be able to pay dividends on its common or preferred stock during the periods when such payments are delayed with certain limited exceptions.

        Any shares of preferred stock offered hereunder by FPL will, when issued, be fully paid and non-assessable.

        Voting Rights.    FPL Group, as the owner of all of FPL's common stock, has sole voting power with respect to FPL, except as provided in the Charter or as otherwise required by law. The Charter does not limit the right of any affiliate of FPL to vote any shares of preferred stock owned by it. The voting rights provided in the Charter relating to the Serial Preferred Stock and the No Par Preferred Stock will be described in the applicable prospectus supplement relating to any particular preferred stock being offered.

        Liquidation Rights.    In the event of any voluntary liquidation, dissolution or winding up of FPL, unless otherwise described in a particular prospectus supplement, the Serial Preferred Stock and No Par Preferred Stock will rank pari passu with all classes of preferred stock then outstanding and shall have a preference over each series of the Subordinated Preferred Stock (none of which has been issued or is currently outstanding) and the common stock until an amount equal to the then current redemption price shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of FPL,

  (1)
  the Serial Preferred Stock will rank pari passu with all classes of preferred stock then outstanding and shall also have a preference over each series of the Subordinated Preferred Stock and the common stock until $100 per share shall have been paid, and

  (2)
  the No Par Preferred Stock will rank pari passu with all classes of FPL's preferred stock then outstanding and shall also have a preference over each series of Subordinated Preferred Stock and the common stock until the full involuntary liquidation value thereof, as established upon issuance of the applicable series of No Par Preferred Stock, shall have been paid, plus, in each case, all accumulated and unpaid dividends thereon, if any. Any changes to the liquidation rights of the Serial Preferred Stock and the No Par Preferred Stock will be described in the particular prospectus supplement relating to any preferred stock being offered.

DESCRIPTION OF WARRANTS

        FPL may issue warrants to purchase preferred stock. A prospectus supplement will describe the terms of any such warrants being offered and any related warrant agreement between FPL and a warrant agent.

DESCRIPTION OF BONDS

        General.    FPL will issue first mortgage bonds, in one or more series, under its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, which has been amended and supplemented in the past, may be supplemented prior to the issuance of these first mortgage bonds, and which will be supplemented again by one or more supplemental indentures relating to these first mortgage bonds. The Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the "Mortgage." The first mortgage bonds offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the "Bonds."

        FPL may issue an unlimited amount of First Mortgage Bonds under the Mortgage so long as it meets the issuance tests set forth in the Mortgage, which are generally described below under "—Issuance of Additional Bonds." The Bonds and all other first mortgage bonds issued under the Mortgage are collectively referred to in this prospectus as the "First Mortgage Bonds."

        This section briefly summarizes some of the terms of the Bonds and some of the provisions of the Mortgage and uses some terms that are not defined in this prospectus but that are defined in the Mortgage. This summary is not complete. You should read this summary together with the Mortgage and the supplemental indenture creating the Bonds for a complete understanding of all the provisions. The Mortgage and the form of supplemental indenture have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Mortgage is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        All Bonds of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Bonds of such particular series. This means that FPL may from time to time, without notice to, or the consent of the existing holders of the previously-issued Bonds of a particular series, create and issue additional Bonds of such series. Such additional Bonds will have the same terms as the Bonds of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Bonds or except for the first payments of interest following the issue date of the additional Bonds) so that the additional Bonds may be consolidated and form a single series with the previously-issued Bonds of such series.

        Each series of Bonds may have different terms. FPL will include some or all of the following information about a specific series of Bonds in the particular prospectus supplement relating to that specific series of Bonds:

  (1)
  the designation and series of those Bonds,

  (2)
  the aggregate principal amount of those Bonds,

  (3)
  the offering price of those Bonds,

  (4)
  the date(s) on which those Bonds will mature,

  (5)
  the interest rate(s) for those Bonds, or how the interest rate(s) will be determined,

  (6)
  the dates on which FPL will pay the interest on those Bonds,

  (7)
  the denominations in which FPL may issue those Bonds, if other than denominations of $1,000 or multiples of $1,000,

  (8)
  the place where the principal of and interest on those Bonds will be payable, if other than at Deutsche Bank Trust Company Americas in New York City,

  (9)
  the currency or currencies in which payment of the principal of and interest on those Bonds may be made, if other than U.S. dollars,

  (10)
  the terms pursuant to which FPL may redeem any of those Bonds,

  (11)
  whether all or a portion of those Bonds will be in global form, and

  (12)
  any other terms or provisions relating to those Bonds that are not inconsistent with the provisions of the Mortgage.

        FPL will issue the Bonds in fully registered form without coupons, unless otherwise stated in a prospectus supplement. A holder of Bonds may exchange those Bonds, without charge, for an equal aggregate principal amount of Bonds of the same series, having the same issue date and with identical terms and provisions, unless otherwise stated in a prospectus supplement. A holder of Bonds may transfer those Bonds without cost to the holder, other than for applicable stamp taxes or other governmental charges, unless otherwise stated in a prospectus supplement.

        Special Provisions for Retirement of Bonds.    If, during any 12 month period, any governmental body orders FPL to dispose of mortgaged property, or buys mortgaged property from FPL, and FPL receives $10 million or more from the sale or disposition, then, in most cases, FPL must use that money to redeem First Mortgage Bonds. If this occurs, FPL may redeem First Mortgage Bonds of any series that are redeemable for such reason at the redemption prices applicable to those First Mortgage Bonds. If any Bonds are so redeemable, the redemption prices applicable to those Bonds will be set forth in a prospectus supplement.

        Security.    The Mortgage secures the Bonds as well as all other First Mortgage Bonds already issued under the Mortgage and still outstanding. FPL may issue more First Mortgage Bonds in the future and those First Mortgage Bonds will also be secured by the Mortgage. The Mortgage constitutes a first mortgage lien on all of the properties and franchises that FPL owns, except as discussed below.

        The lien of the Mortgage is or may be subject to the following:

  (1)
  leases of minor portions of FPL's property to others for uses that do not interfere with FPL's business,

  (2)
  leases of certain property that is not used in FPL's electric business,

  (3)
  Excepted Encumbrances, which include certain tax and real estate liens, and specified rights, easements, restrictions and other obligations, and

  (4)
  vendors' liens, purchase money mortgages and liens on property that already exist at the time FPL acquires that property.

        The Mortgage does not create a lien on the following "excepted property":

  (1)
  cash and securities,

  (2)
  certain equipment, materials or supplies and fuel (including nuclear fuel unless it is expressly subjected to the lien of the Mortgage),

  (3)
  automobiles and other vehicles,

  (4)
  receivables, contracts, leases and operating agreements,

  (5)
  materials or products, including electric energy, that FPL generates, produces or purchases for sale or use by FPL, and

  (6)
  timber, minerals, mineral rights and royalties.

        The Mortgage will generally also create a lien on property that FPL acquires after the date of this prospectus, other than "excepted property." However, if FPL consolidates or merges with, or sells substantially all of its assets to, another corporation, the lien created by the Mortgage will generally not cover the property of the successor company, other than the property that it acquires from FPL and improvements, replacements and additions to that property.

        The Mortgage provides that the Trustee has a lien on the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. This lien takes priority over the lien securing the Bonds.

        Issuance of Additional Bonds.    FPL may issue an unlimited amount of First Mortgage Bonds under the Mortgage so long as it meets the issuance tests set forth in the Mortgage, which are generally described below. FPL may issue Bonds from time to time in an amount equal to:

  (1)
  60% of unfunded Property Additions after adjustments to offset retirements,

  (2)
  the amount of retired First Mortgage Bonds or Qualified Lien Bonds (as such term is defined in the Mortgage), and

  (3)
  the amount of cash that FPL deposits with the Trustee.

    "Property Additions" generally include the following:

    (a)
    plants, lines, pipes, mains, cables, machinery, boilers, transmission lines, pipe lines, distribution systems, service systems and supply systems,

    (b)
    nuclear fuel that has been expressly subjected to the lien of the Mortgage,

    (c)
    railroad cars, barges and other transportation equipment (other than trucks) for the transportation of fuel, and

    (d)
    other property, real or personal, and improvements, extensions, additions, renewals or replacements located within the United States of America or its coastal waters.

        FPL may use any property of the type described in (a) through (d) immediately above as Property Additions whether or not that property is in operation and prior to obtaining permits or licenses relating to that property. Securities, fuel (including nuclear fuel unless expressly subjected to the lien of the Mortgage), automobiles or other vehicles, or property used principally for the production or gathering of natural gas will not qualify as Property Additions. The Mortgage contains restrictions on the issuance of First Mortgage Bonds based on Property Additions that are subject to other liens and upon the increase of the amount of those liens.

        In most cases, FPL may not issue Bonds unless it meets the "net earnings" test set forth in the Mortgage, which requires, generally, that FPL's adjusted net earnings (before income taxes) for 12 consecutive months out of the 15 months preceding the issuance must have been either:

  (1)
  at least twice the annual interest requirements on all First Mortgage Bonds at the time outstanding, including the Bonds that FPL proposes to issue at the pertinent time, and all indebtedness of FPL that ranks prior or equal to the First Mortgage Bonds, or

  (2)
  at least 10% of the principal amount of all First Mortgage Bonds at the time outstanding, including the Bonds that FPL proposes to issue at the pertinent time, and all indebtedness of FPL that ranks prior or equal to the First Mortgage Bonds.

        The Mortgage requires FPL to replace obsolete or worn out property and specifies certain deductions to FPL's adjusted net earnings for property repairs, retirement, additions and maintenance. With certain exceptions, FPL does not need to meet the "net earnings" test to issue Bonds if the issuance is based on retired First Mortgage Bonds or Qualified Lien Bonds.

        As of June 30, 2009, FPL could have issued under the Mortgage in excess of $7.2 billion of additional First Mortgage Bonds based on unfunded Property Additions and in excess of $5.8 billion of additional First Mortgage Bonds based on retired First Mortgage Bonds.

        Release and Substitution of Property.    FPL may release property from the lien of the Mortgage if it does any of the following in an aggregate amount equal to the fair value of the property to be released:

  (1)
  deposits with the Trustee, cash or, to a limited extent, purchase money mortgages,

  (2)
  uses unfunded Property Additions acquired by FPL in the last five years, or

  (3)
  waives its right to issue First Mortgage Bonds

in each case without satisfying any net earnings requirement.

        If FPL deposits cash so that it may release property from the lien of the Mortgage or so that it may issue additional First Mortgage Bonds, it may withdraw that cash if it uses unfunded Property Additions or waives its right to issue First Mortgage Bonds without satisfying any net earnings requirement in an amount equal to the cash that FPL seeks to withdraw.

        When property released from the lien of the Mortgage is not Funded Property (as such term is defined in the Mortgage), then, if FPL acquires new Property Additions within two years:

  (1)
  Property Additions used for the release of that property will not (subject to some exceptions) be considered Funded Property, and

  (2)
  any waiver by FPL of its right to issue First Mortgage Bonds, which waiver is used for the release of that property, will cease to be an effective waiver and FPL will regain the right to issue those First Mortgage Bonds.

        The Mortgage contains provisions relating to cash proceeds of property that is not Funded Property that are similar to the provisions relating to release of that property. The Mortgage contains special provisions relating to pledged Qualified Lien Bonds and the disposition of money received on those Qualified Lien Bonds.

        FPL does not need a release from the Mortgage in order to use its nuclear fuel even if that nuclear fuel has been expressly subjected to the lien and operation of the Mortgage.

        Dividend Restrictions.    In some cases, the Mortgage restricts the amount of retained earnings that FPL can use to pay cash dividends on its common stock. The restricted amount may change depending on factors set out in the Mortgage. Other than this restriction on the payment of common stock dividends, the Mortgage does not restrict FPL's use of retained earnings. As of June 30, 2009, no retained earnings were restricted by these provisions of the Mortgage.

        Modification of the Mortgage.    Generally the rights of all of the holders of First Mortgage Bonds may be modified with the consent of the holders of 66 2/3% of the principal amount of all of the outstanding First Mortgage Bonds. However, if less than all series of First Mortgage Bonds are affected by a modification, that modification also requires the consent of the holders of 66 2/3% of the principal amount of all of the outstanding First Mortgage Bonds of each series affected.

        FPL has reserved the right to amend the Mortgage without the consent of the holders of any series of First Mortgage Bonds created after April 30, 1992 (including the Bonds) to permit modification of the Mortgage generally with the consent of the holders of only a majority of the First Mortgage Bonds affected by the modification. Since all of the First Mortgage Bonds issued on or prior to April 30, 1992 have matured or have been redeemed and are no longer outstanding under the Mortgage, FPL may exercise this right to amend the Mortgage at any time.

        Notwithstanding the immediately preceding paragraph, in most cases, the following modifications will not be effective against any holder of First Mortgage Bonds affected by the modification unless that holder consents:

  (1)
  modification of the terms of payment of principal and interest payable to that holder,

  (2)
  modification creating an equal or prior lien on the mortgaged property or depriving that holder of the benefit of the lien of the Mortgage, and

  (3)
  modification reducing the percentage vote required for modification (except as described above).

        Default and Notice Thereof.    The following are defaults under the Mortgage:

  (1)
  failure to pay the principal of any First Mortgage Bond when due,

  (2)
  failure to pay interest on any First Mortgage Bond for 60 days after that interest is due,

  (3)
  failure to pay principal of or interest on any Qualified Lien Bond beyond any applicable grace period for the payment of that principal or interest,

  (4)
  failure to pay any installments of funds for retirement of First Mortgage Bonds for 60 days after that installment is due,

  (5)
  certain events in bankruptcy, insolvency or reorganization pertaining to FPL, and

  (6)
  the expiration of 90 days following notice by the Trustee or the holders of 15% of the First Mortgage Bonds relating to any failure by FPL to perform its other covenants under the Mortgage.

        Except in the case of failure to pay principal, interest or any installment for retirement of First Mortgage Bonds, the Trustee may withhold notice of default if it believes that withholding the notice is in the interests of the holders of First Mortgage Bonds.

        Holders of 25% of the First Mortgage Bonds may declare the principal and the interest due on default. A majority of the holders of First Mortgage Bonds may annul that declaration if the default has been cured. No holder of First Mortgage Bonds may enforce the lien of the Mortgage unless the following things have occurred:

  (1)
  the holder has given the Trustee written notice of a default,

  (2)
  the holders of 25% of the First Mortgage Bonds have requested the Trustee to act and offered it reasonable opportunity to act and indemnity satisfactory to the Trustee for the costs, expenses and liabilities that the Trustee may incur by acting, and

  (3)
  the Trustee has failed to act.

        Notwithstanding the foregoing, a holder of First Mortgage Bonds has the right to sue FPL if FPL fails to pay, when due, interest or principal on those First Mortgage Bonds, unless that holder gives up that right.

        The Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that the repayment is not reasonably assured. The holders of a majority of the First Mortgage Bonds may direct the time, method, and place of conducting any proceedings for any remedy available to the Trustee, or exercising any of the Trustee's powers.

        Satisfaction and Discharge of Mortgage.    The Mortgage may be satisfied and discharged if and when FPL provides for the payment of all of the First Mortgage Bonds and all other sums due under the Mortgage.

        Evidence to be Furnished to the Trustee.    FPL furnishes written statements of FPL's officers, or persons selected or paid by FPL, annually (and when certain events occur) to the Trustee to show that FPL is in compliance with Mortgage provisions and that there are no defaults under the Mortgage. In some cases, these written statements must be provided by an independent accountant, appraiser, engineer or counsel.

DESCRIPTION OF SENIOR DEBT SECURITIES AND
SUBORDINATED DEBT SECURITIES

        FPL may issue its debt securities (other than (i) the Bonds and (ii) the FPL Junior Subordinated Debentures (as defined below under "Description of Junior Subordinated Debentures")), in one or more series, under one or more Indentures, between FPL and The Bank of New York Mellon, as trustee. The terms of any offered debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF PREFERRED TRUST SECURITIES

        General.    The Trust may issue preferred trust securities and common trust securities under the Trust Agreement.

        The agreements pursuant to which the preferred trust securities of the Trust will be issued are substantially the same; each of these agreements is referred to in this prospectus as the "Trust Agreement." The preferred trust securities and common trust securities issued by the Trust are referred to in this prospectus as "Preferred Trust Securities" and "Common Trust Securities," respectively, and collectively as "Trust Securities." These Trust Securities will represent undivided beneficial interests in the assets of the Trust. Unless otherwise specified in a prospectus supplement, the Junior Subordinated Debentures (as defined below under "Description of Junior Subordinated Debentures") will be held by the Trust. This section briefly summarizes some of the provisions of the Trust Agreement. This summary does not contain a complete description of the Trust Agreement. You should read this summary together with the Trust Agreement for a complete understanding of all the provisions. The form of the Trust Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        In this section, any discussion of the Trust, Preferred Trust Securities and Common Trust Securities relate only to the applicable Trust. Holders of Preferred Trust Securities of the Trust will be entitled to any of the benefits and protections contained in the Trust Agreement applicable to the particular Trust which issued the relevant Trust Securities and not with respect to any other Trust.

        The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, that results from an event of default under the Subordinated Indenture (as such term is defined below under "Description of Junior Subordinated Debentures—General"), the right of FPL, as holder of the Common Trust Securities, to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. (Trust Agreement, Section 4.03). All of the Common Trust Securities will be owned by FPL. (Trust Agreement, Section 5.10).

        The following obligations and rights, in combination, have the effect of providing a full and unconditional guarantee of payments due on the Preferred Trust Securities issued by the Trust:

  (1)
  FPL's obligations under the Junior Subordinated Debentures;

  (2)
  the rights of holders of Preferred Trust Securities to enforce those obligations;

  (3)
  FPL's agreement to pay the expenses of the Trust; and

  (4)
  FPL's guarantee (the "Preferred Trust Securities Guarantee") of payments due on the Preferred Trust Securities to the extent of the Trust's legally available assets.

        No single one of the rights and obligations listed above standing alone or operating in conjunction with fewer than all of the other applicable rights and obligations constitutes a full and unconditional guarantee by FPL of the Preferred Trust Securities. It is only the combined operation of these rights and obligations that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL of the Preferred Trust Securities.

        The Trust will use the proceeds from its sale of the Trust Securities to purchase Junior Subordinated Debentures from FPL. (Trust Agreement, Section 2.05). The Junior Subordinated Debentures will be issued under a subordinated indenture between FPL and The Bank of New York Mellon, as trustee. The Junior Subordinated Debentures will be held in trust for the benefit of holders of the applicable Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 2.09).

        A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures issued in connection therewith. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures, and holders' rights under each, see "Description of Junior Subordinated Debentures" below.

        Distributions.    The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the applicable Junior Subordinated Debentures. (Trust Agreement,

Section 8.01). If FPL does not make interest payments on the Junior Subordinated Debentures, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by FPL as described under "Description of Preferred Trust Securities Guarantee."

        If so specified in the related prospectus supplement, FPL will have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods, in which case, distributions on the Preferred Trust Securities would be deferred during any such period. Unless otherwise provided in the related prospectus supplement, distributions would, however, continue to accumulate. (Trust Agreement, Section 4.01). Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, FPL may not:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures; or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures,

    other than

    (a)
    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

    (b)
    any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

    (c)
    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

    (d)
    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

    (e)
    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

    (f)
    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL concurrently with the issuance by a Trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full.

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, FPL may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, FPL may select a new optional deferral period. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures.

        Redemption.    Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 4.02(a)).

        Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption or repayment of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(c)).

        Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. (Trust Agreement, Section 4.02(b)). On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by FPL pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. In that event, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(d)).

        Subject to applicable law, including United States federal securities laws, FPL or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

        If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed. (Trust Agreement, Section 4.02(f)).

        Subordination of Common Trust Securities.    Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the related Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable. (Trust Agreement, Section 4.03(a)).

        If an event of default under the Trust Agreement results from an event of default under the related Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holder of the Common Trust Securities, and only the holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf. (Trust Agreement, Section 4.03(b)).

        Liquidation Distribution upon Dissolution.    The Trust will be dissolved and liquidated by the Property Trustee on the first to occur of:

  (1)
  the expiration of the term of the Trust;

  (2)
  the bankruptcy, dissolution or liquidation of FPL;

  (3)
  the redemption of all of the Preferred Trust Securities of the Trust;

  (4)
  the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

  (5)
  at any time, at the election of FPL. (Trust Agreement, Sections 9.01 and 9.02).

        If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders of Preferred Trust Securities will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. FPL, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the related Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities. (Trust Agreement, Section 9.04).

        Events of Default; Notice.    Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  (1)
  the occurrence of an event of default as described in the related Subordinated Indenture;

  (2)
  default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

  (3)
  default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

  (4)
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement which is not dealt with above, and continuation of that default or breach for a period of 90 days after written notice to the Trust, the defaulting trustee under the Trust Agreement and FPL by the holders of Preferred Trust Securities having at least 33% of the total liquidation preference amount of the outstanding Preferred Trust Securities. However, the holders of Preferred Trust Securities will be deemed to have agreed to an extension of the 90 day period if corrective action is initiated by any of the trustees within such period and is diligently pursued in good faith; or

  (5)
  the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Trust Agreement, Section 1.01).

        Within 90 days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, FPL and the Administrative Trustees notice of any such default, unless that default shall have been cured or waived. (Trust Agreement, Section 8.02).

        A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the trustees under the Trust Agreement fail to do so. (Trust Agreement, Section 6.01(a)).

        Removal of Trustees.    Unless an event of default under the related Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee. (Trust Agreement, Section 8.10).

        Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by FPL as the holder of the Common Trust Securities. (Trust Agreement, Section 8.10).

        Voting Rights.    Except as provided below and under "Description of Preferred Trust Securities Guarantee—Modification and Assignment, " and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

        While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

  (1)
  direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee (as such term is defined below under "Description of Junior Subordinated Debentures—General"), or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debentures;

  (2)
  waive any past default under the related Subordinated Indenture;

  (3)
  exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

  (4)
  consent to any amendment, modification or termination of the related Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required,

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of all outstanding Preferred Trust Securities of the Trust. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. (Trust Agreement, Section 6.01(b)). If the Property Trustee fails to enforce its rights, as holder, under the Junior Subordinated Debentures or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against FPL to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. (Trust Agreement, Section 6.01(a)). The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders of Preferred Trust Securities without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action. (Trust Agreement, Section 6.01(b)).

        Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. (Trust Agreement, Section 6.06). The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote. (Trust Agreement, Section 6.02).

        No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

        Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by FPL, any Administrative Trustee or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent. (Trust Agreement, Section 1.01).

        Amendments.    The Trust Agreement may be amended from time to time by a majority of its Administrative Trustees and FPL, without the consent of any holders of Preferred Trust Securities or the other trustees under the Trust Agreement in order to:

  (1)
  cure any ambiguity; correct or supplement any provision that may be inconsistent with any other provision of the Trust Agreement or amendment to the Trust Agreement; or make any other provisions with respect to matters or questions arising under the Trust Agreement;

  (2)
  change the name of the Trust; or

  (3)
  modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

        No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities or Common Trust Securities without the applicable consents required pursuant to the following two paragraphs. Any of the amendments of the Trust Agreement described in paragraph (1) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities in accordance with the provisions of the Trust Agreement. (Trust Agreement, Section 10.03(a)).

        Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and FPL with:

  (1)
  the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

  (2)
  receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes (and not an association taxable as a corporation) or affect the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940. (Trust Agreement, Section 10.03(b)).

        Each affected holder of Preferred Trust Securities must consent to any amendment to the Trust Agreement that:

  (1)
  adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities as of a specified date;

  (2)
  restricts the right of a holder of Preferred Trust Securities to institute suit for the enforcement of any such payment on or after that date; or

  (3)
  modify the provisions described in clauses (1) and (2) above. (Trust Agreement, Section 10.03(c)).

        Form, Exchange and Transfer.    Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference. (Trust Agreement, Section 5.04).

        Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate FPL or any affiliate of FPL as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. (Trust Agreement, Section 5.08). No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. (Trust Agreement, Section 5.04). The Administrative Trustees may at any time designate another transfer agent and registrar or rescind the designation of any transfer agent and registrar or approve a change in the office through which any transfer agent and registrar acts, except that FPL will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged. (Trust Agreement, Sections 2.07(a) and 5.08).

        The Trust will not be required to:

  (1)
  issue, register the transfer of, or exchange any Preferred Trust Securities during the period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed; or

  (2)
  register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part. (Trust Agreement, Section 5.04).

        Payment on Preferred Trust Securities and Paying Agent.    Unless otherwise stated in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. (Trust Agreement, Section 4.04). The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees and FPL. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee and FPL. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of FPL reasonably acceptable to the Property Trustee and FPL, to act as paying agent. (Trust Agreement, Section 5.09).

        Duties of the Trustees.    The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939. (Trust Agreement, Sections 2.06 and 2.07(b)).

        The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that

  (1)
  the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940,

  (2)
  the Trust will not be taxed as a corporation, and

  (3)
  the Junior Subordinated Debentures will be treated as indebtedness of FPL for United States federal income tax purposes.

In this regard, FPL and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that FPL and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities. (Trust Agreement, Section 2.07(d)).

        Miscellaneous.    Holders of the Preferred Trust Securities have no preemptive or similar rights. (Trust Agreement, Section 5.13).

        Notices.    Notices to holders of Preferred Trust Securities will be sent by mail to the addresses of those holders as they appear in the security register for those Preferred Trust Securities. (Trust Agreement, Section 6.02).

        Title.    The Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Preferred Trust Security registrar and transfer agent, and any agent of the Property Trustee, the Delaware Trustee, the Administrative Trustees, or the Preferred Trust Security registrar and transfer agent, may treat the person in whose name a Preferred Trust Security is registered as the absolute owner of that Preferred Trust Security for the purpose of receiving distributions and all other purposes, regardless of any notice to the contrary. (Trust Agreement, Section 5.06).

        Governing Law.    The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Trust Agreement, Section 10.05).

DESCRIPTION OF PREFERRED TRUST SECURITIES GUARANTEE

        General.    This section briefly summarizes some of the provisions of the Preferred Trust Securities Guarantee Agreement that FPL will execute and deliver for the benefit of the holders of the Preferred Trust Securities issued by the Trust. The terms of these agreements are substantially the same, and they are referred to in this prospectus as the "Preferred Trust Securities Guarantee Agreement." This summary does not contain a complete description of the Preferred Trust Securities Guarantee Agreement. You should read this summary together with the Preferred Trust Securities Guarantee Agreement for a complete understanding of all the provisions. The form of the Preferred Trust Securities Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Preferred Trust Securities Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        The Bank of New York Mellon will act as Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement and will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

        General Terms of the Preferred Trust Securities Guarantee.    FPL will absolutely, irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. (Preferred Trust Securities Guarantee Agreement, Section 5.01). The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):

  (1)
  any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time;

  (2)
  the redemption price, plus all accrued and unpaid distributions to the redemption date, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (3)
  upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of:

  (a)
  the aggregate of the liquidation preference amount and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (b)
  the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

(Preferred Trust Securities Guarantee Agreement, Section 1.01). FPL's obligation to make a guarantee payment may be satisfied by either making a direct payment of the required amounts by FPL to the holders of Preferred Trust Securities or causing the Trust to pay such amounts to those holders. (Preferred Trust Securities Guarantee Agreement, Section 5.01).

        The Preferred Trust Securities Guarantee will be a guarantee, subject to certain subordination provisions, as to payment with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds legally available to make those payments. (Preferred Trust Securities Guarantee Agreement, Sections 1.01 and 5.05). If FPL does not make interest payments on the Junior Subordinated Debentures held by a Trust, the applicable Trust will not have funds available to pay distributions on the Preferred Trust Securities.

        The following obligations and rights, in combination, have the effect of providing a full and unconditional guarantee of payments due on the Preferred Trust Securities issued by the Trust:

  (1)
  FPL's obligations under the Junior Subordinated Debentures;

  (2)
  the rights of holders of Preferred Trust Securities to enforce those obligations;

  (3)
  FPL's agreement to pay the expenses of the Trust; and

  (4)
  the Preferred Trust Securities Guarantee.

        No single one of the rights and obligations listed above standing alone or operating in conjunction with fewer than all of the other applicable rights and obligations constitutes a full and unconditional guarantee by FPL of the Preferred Trust Securities. It is only the combined operation of these rights and obligations that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL of the Preferred Trust Securities.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Preferred Trust Securities Guarantee Agreement would not give holders of the Preferred Trust Securities protection in the event of a highly-leveraged transaction involving FPL.

        Security and Ranking.    The Preferred Trust Securities Guarantee will be an unsecured obligation of FPL and will rank:

  (1)
  subordinate and junior in right of payment to all other liabilities of FPL (except those made pari passu or subordinate by their terms);

  (2)
  equal in right of payment with the most senior preferred or preference stock that may be issued by FPL and with any guarantee that may be entered into by FPL in respect of any preferred or preference stock of any affiliate of FPL; and

  (3)
  senior to FPL common stock. (Preferred Trust Securities Guarantee Agreement, Section 6.01).

        The Preferred Trust Securities Guarantee Agreement does not limit the amount of other indebtedness, including guarantees, that FPL may issue or incur or the amount of preferred or preference stock it may issue.

        The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee. (Trust Agreement, Section 5.02).

        The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against FPL to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else. (Preferred Trust Securities Guarantee Agreement, Sections 5.04 and 5.05).

        Events of Default.    An event of default under the Preferred Trust Securities Guarantee Agreement will occur upon failure of FPL to perform any of its payment obligations under the Preferred Trust Securities Guarantee Agreement, which failure has not been cured within 90 days of receipt of notice thereof. (Preferred Trust Securities Guarantee Agreement, Section 1.01). Upon an

event of default, the holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 5.04).

        Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against FPL to enforce the Preferred Trust Securities Guarantee Trustee's rights under the Preferred Trust Securities Guarantee Agreement without first instituting a legal proceeding against the Trust, the Preferred Trust Securities Guarantee Trustee or anyone else. (Preferred Trust Securities Guarantee Agreement, Section 5.04). The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities may waive any past event of default and its consequences. (Preferred Trust Securities Guarantee Agreement, Section 2.06).

        FPL will be required to deliver to the Preferred Trust Securities Guarantee Trustee an annual statement as to its compliance with all conditions under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 2.04).

        Modification and Assignment.    No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee Agreement that do not materially adversely affect their rights. Except as provided below, changes to the Preferred Trust Securities Guarantee Agreement that materially adversely affect the rights of Preferred Trust Securities require the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of the outstanding Preferred Trust Securities. Each affected holder of Preferred Trust Securities must consent to any amendment to the Preferred Trust Securities Guarantee Agreement that impairs the right of such holder to receive guarantee payments under the Preferred Trust Securities Guarantee Agreement or to institute suit for enforcement of any such payment. (Preferred Trust Securities Guarantee Agreement, Section 8.01).

        All guarantees and agreements contained in the Preferred Trust Securities Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of FPL and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding. (Preferred Trust Securities Guarantee Agreement, Section 8.02).

        Termination of the Preferred Trust Securities Guarantee.    The Preferred Trust Securities Guarantee Agreement will terminate and be of no further force and effect upon:

  (1)
  full payment of the redemption price, plus accrued and unpaid distributions to the redemption date, for all the Preferred Trust Securities;

  (2)
  the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

  (3)
  full payment of the amounts payable upon liquidation of the Trust.

However, the Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time, as result of the subordination provisions or any mistake or any judicial proceeding or otherwise, any holder of Preferred Trust Securities must return any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee. (Preferred Trust Securities Guarantee Agreement, Section 7.01).

        Governing Law.    The Preferred Trust Securities Guarantee Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Preferred Trust Securities Guarantee Agreement, Section 8.06).

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        General.    The junior subordinated debentures issued by FPL are referred to in this prospectus as the "Junior Subordinated Debentures." The Junior Subordinated Debentures, which the Property Trustee will hold on behalf of the Trust as trust assets, will be issued by FPL in one or more series under one or more indentures between FPL and The Bank of New York Mellon, as trustee. The indenture or indentures pursuant to which Junior Subordinated Debentures may be issued, as the same may be amended and supplemented from time to time, are referred to in this prospectus as the "Subordinated Indenture." The Bank of New York Mellon, as trustee under the Subordinated Indenture, is referred to in this prospectus as the "Subordinated Indenture Trustee." The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to in this prospectus as the "Subordinated Indenture Securities."

        This section briefly summarizes some of the terms of the Junior Subordinated Debentures and some of the provisions of the Subordinated Indenture. This summary does not contain a complete description of the Junior Subordinated Debentures or the Subordinated Indenture. You should read this summary together with the Subordinated Indenture and the officer's certificates or other documents creating the Junior Subordinated Debentures for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The form of Subordinated Indenture, the form of officer's certificate that may be used to create a series of Junior Subordinated Debentures and a form of the Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement. In addition, the Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        The Junior Subordinated Debentures issued by FPL to the Trust will constitute a separate series under the Subordinated Indenture and the principal amount of each series will be limited to the sum of the aggregate liquidation preference amount of the related Preferred Trust Securities and the consideration paid by FPL for the related Common Trust Securities.

        The Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL which rank junior to all of FPL's Senior Indebtedness. The term "Senior Indebtedness" will be defined in the related prospectus supplement. All Junior Subordinated Debentures issued under the Subordinated Indenture will rank equally and ratably with all other Junior Subordinated Debentures issued under the Subordinated Indenture, except to the extent that FPL elects to provide security with respect to any series of Junior Subordinated Debentures without providing that security to all outstanding Junior Subordinated Debentures in accordance with the Subordinated Indenture.

        Each series of Junior Subordinated Debentures may have different terms. FPL will include some or all of the following information about a specific series of Junior Subordinated Debentures in the particular prospectus supplement relating to that specific series of Junior Subordinated Debentures:

  (1)
  the title of those Junior Subordinated Debentures,

  (2)
  any limit upon the aggregate principal amount of those Junior Subordinated Debentures,

  (3)
  the date(s) on which the principal will be paid,

  (4)
  the rate(s) of interest on those Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom interest will be paid on any interest payment date, if other than the person in whose name those Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which payments will be made on those Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those Junior Subordinated Debentures may transfer or exchange those Junior Subordinated Debentures and serve notices and demands to or upon FPL,

  (7)
  the security registrar and any paying agent or agents for those Junior Subordinated Debentures,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which FPL may, at its option, redeem those Junior Subordinated Debentures, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those Junior Subordinated Debentures, that would obligate FPL to repurchase or redeem those Junior Subordinated Debentures,

  (10)
  the denominations in which those Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

  (11)
  the currency or currencies in which the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

  (12)
  if FPL or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Junior Subordinated Debentures in a currency other than that in which those Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the Subordinated Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of the Junior Subordinated Debentures that FPL will pay upon declaration of acceleration of the maturity of those Junior Subordinated Debentures, if other than the entire principal amount of those Junior Subordinated Debentures,

  (16)
  events of default, if any, with respect to those Junior Subordinated Debentures and covenants, if any, of FPL for the benefit of the registered owners of those Junior Subordinated Debentures, other than those specified in the Subordinated Indenture,

  (17)
  the terms, if any, pursuant to which those Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Subordinated Indenture with respect to the Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

  (19)
  any other provisions for the reinstatement of FPL's indebtedness in respect of those Junior Subordinated Debentures after their satisfaction and discharge,

  (20)
  if those Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those Junior Subordinated Debentures in global form,

  (21)
  if those Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those Junior Subordinated Debentures as bearer securities,

  (22)
  any limits on the rights of the registered owners of those Junior Subordinated Debentures to transfer or exchange those Junior Subordinated Debentures or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Junior Subordinated Debentures,

  (24)
  any collateral security, assurance, or guarantee for those Junior Subordinated Debentures,

  (25)
  the designation of the trust to which the Junior Subordinated Debentures are to be issued,

  (26)
  the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

  (27)
  any other terms of those Junior Subordinated Debentures that are not inconsistent with the provisions of the Subordinated Indenture. (Subordinated Indenture, Section 301).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Subordinated Indenture would not give registered owners of Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving FPL.

        Subordination.    The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL. (Subordinated Indenture, Article Fourteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by FPL until all holders of Senior Indebtedness of FPL have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of FPL;

  (2)
  any Senior Indebtedness of FPL is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL are permitted to accelerate the maturity of such Senior Indebtedness. (Subordinated Indenture, Section 1402).

        Upon any distribution of assets of FPL to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (Subordinated Indenture, Section 1402).

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date FPL will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Junior Subordinated Debentures mature, FPL will pay the interest to the person to whom it pays the principal. Also, if FPL has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:

  (1)
  as of the close of business on a date that the Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Subordinated Indenture Trustee believes is acceptable. (Subordinated Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in The City of New York. FPL may change the place of payment on the Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (Subordinated Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in The City of New York. FPL may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Junior Subordinated Debentures. However, FPL may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.

        FPL will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption. Also, FPL will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before selection of Junior Subordinated Debentures to be redeemed. (Subordinated Indenture, Section 305).

        Unless otherwise stated in the related prospectus supplement, if Junior Subordinated Debentures are distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged as described above. (Trust Agreement, Section 9.04).

        Defeasance.    FPL may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the Junior Subordinated Debentures). To do so, FPL must irrevocably deposit with the Subordinated Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Subordinated Indenture Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

    (b)
    certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity. (Subordinated Indenture, Section 701).

        Option to Defer Interest Payments.    If so specified in the related prospectus supplement, FPL will have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, distributions on the Preferred Trust Securities would be deferred during any optional deferral period. Interest would, however, continue to accrue on the Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, FPL may not:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures; or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures,

    other than

    (a)
    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

    (b)
    any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

    (c)
    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

    (d)
    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

    (e)
    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

    (f)
    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL concurrently with the issuance by a Trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full. (Subordinated Indenture, Section 608).

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, FPL may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, FPL may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures. FPL will give the Trust and the Subordinated Indenture Trustee notice of its election of an optional deferral period prior to the earlier of (i) one business day before the record date for the distribution on the Preferred Trust Securities which would occur if FPL did not make the election to defer or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such a distribution. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

        Additional Interest.    So long as any Preferred Trust Securities remain outstanding, if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then FPL will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts received and retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had if such taxes, duties, assessments or other governmental charges had not been imposed. (Subordinated Indenture, Section 313).

        Redemption.    For so long as the Trust is the holder of all of the related Junior Subordinated Debentures, the proceeds of any redemption of Junior Subordinated Debentures will used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms. (Trust Agreement, Section 4.02(a)). The redemption terms of the Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to Junior Subordinated Debentures redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Subordinated Indenture, Sections 403 and 404).

        Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption. (Subordinated Indenture,

Section 405). If only part of a Junior Subordinated Debenture is redeemed, the Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge. (Subordinated Indenture, Section 406).

        Any redemption at the option of FPL may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, FPL will not be required to redeem such Junior Subordinated Debentures. (Subordinated Indenture, Section 404).

        Subject to applicable law, including United States federal securities laws, FPL or its affiliates may at any time and from time to time purchase outstanding Junior Subordinated Debentures by tender, in the open market or by private agreement.

        Consolidation, Merger, and Sale of Assets.    Under the Subordinated Indenture, FPL may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which FPL is merged, or the entity that acquires or leases FPL's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL's obligations on all Subordinated Indenture Securities and under the Subordinated Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture exists, and

  (3)
  FPL delivers an officer's certificate and an opinion of counsel to the Subordinated Indenture Trustee, as provided in the Subordinated Indenture. (Subordinated Indenture, Section 1101).

    The Subordinated Indenture does not prevent or restrict:

    (a)
    any consolidation or merger after the consummation of which FPL would be the surviving or resulting entity;

    (b)
    any consolidation of FPL with any entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

    (c)
    any conveyance or other transfer, or lease, of any part of the properties or assets of FPL which does not constitute the entirety, or substantially the entirety, thereof; or

    (d)
    the approval by FPL of, or the consent by FPL to any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (Subordinated Indenture, Section 1103).

        Events of Default.    Each of the following is an event of default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series:

  (1)
  failure to pay interest on the Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

  (2)
  failure to pay principal or premium, if any, on the Subordinated Indenture Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of Subordinated Indenture Securities, that continues for 90 days after (i) FPL receive written notice of such failure to comply from the Subordinated Indenture Trustee, or (ii) FPL and the Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Subordinated Indenture Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of FPL, or

  (5)
  any other event of default specified with respect to the Subordinated Indenture Securities of that series. (Subordinated Indenture, Section 801).

        In the case of the third event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Debentures of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL has initiated and is diligently pursuing corrective action in good faith. (Subordinated Indenture, Section 801). An event of default with respect to the Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

        Remedies.    If an event of default applicable to the Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Subordinated Indenture Securities, exists, then either (i) the Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately. (Subordinated Indenture, Section 802).

        If the event of default is applicable to all outstanding Subordinated Indenture Securities, then either (i) the Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  FPL deposits with the Subordinated Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Subordinated Indenture Securities of the relevant series,

  (b)
  the principal of and any premium on any Subordinated Indenture Securities of the relevant series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for the relevant series, and

  (d)
  all amounts then due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

  (2)
  any other event of default with respect to the Subordinated Indenture Securities of the relevant series has been cured or waived as provided in the Subordinated Indenture. (Subordinated Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Subordinated Indenture, the Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the registered owners of the Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the

Subordinated Indenture Trustee. (Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the Subordinated Indenture Securities of that series. However, if an event of default under the Subordinated Indenture relates to more than one series of Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Subordinated Indenture, and may not expose the Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Subordinated Indenture Trustee's sole discretion, be adequate. (Subordinated Indenture, Section 812).

        A registered owner of a Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Subordinated Indenture Security on or after the applicable due date specified in that Subordinated Indenture Security. (Subordinated Indenture, Section 808). No registered owner of Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the Subordinated Indenture, or exercise any other remedy under the Subordinated Indenture, unless:

  (1)
  that registered owner has previously given to the Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Subordinated Indenture Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, have made written request to the Subordinated Indenture Trustee, and have offered reasonable indemnity to the Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Subordinated Indenture, Section 807).

        FPL is required to deliver to the Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Subordinated Indenture. (Subordinated Indenture, Section 606).

        Enforcement of Certain Rights by Holders of Preferred Trust Securities.    If there is an event of default with respect to Junior Subordinated Debentures held by the Trust, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against FPL to the same extent, and upon the same conditions, as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities. (Subordinated Indenture, Section 610).

        Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of at least a majority of the aggregate liquidation amount of outstanding Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against FPL to the fullest extent permitted by law. (Subordinated Indenture, Sections 807, 808 and 812).

        Modification and Waiver.    Without the consent of any registered owner of Subordinated Indenture Securities, FPL and the Subordinated Indenture Trustee may amend or supplement the Subordinated Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to FPL of FPL's obligations with respect to the Subordinated Indenture and the Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

  (2)
  to add covenants of FPL or to surrender any right or power conferred upon FPL by the Subordinated Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

  (a)
  when the required consent of the registered owners of Subordinated Indenture Securities of that particular series or tranche has been obtained, or

  (b)
  when no Subordinated Indenture Securities of that particular series or tranche remain outstanding under the Subordinated Indenture,

  (5)
  to provide collateral security for all but not a part of the Subordinated Indenture Securities,

  (6)
  to create the form or terms of Subordinated Indenture Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Subordinated Indenture Trustee or co-trustee with respect to the Subordinated Indenture Securities of one or more series and to change any of the provisions of the Subordinated Indenture as necessary to provide for the administration of the trusts under the Subordinated Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Subordinated Indenture Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, Subordinated Indenture Securities are payable,

  (b)
  all, or any series or tranche of, Subordinated Indenture Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon FPL in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche. (Subordinated Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by FPL with certain restrictive provisions of the Subordinated Indenture. (Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series affected. (Subordinated Indenture, Section 813). If the Trust holds Subordinated Indenture Securities of any series, the Trust may not waive compliance, or any default in compliance, by FPL with any covenant or term contained in, or any past default under, the Subordinated Indenture or the Subordinated Indenture Securities of such series, without the approval of at least a majority (or such greater percentage required by the Trust Agreement) in aggregate liquidation preference amount of the outstanding Preferred Trust Securities. (Subordinated Indenture, Sections 607 and 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Subordinated Indenture in a way that requires changes to the Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL and the Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Subordinated Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if FPL issues any series of Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest (except as described above under "—Option to Defer Interest Payments") on a Subordinated Indenture Security is due without the consent of the registered owner of that Subordinated Indenture Security,

  (2)
  reduce any Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Subordinated Indenture Security,

  (3)
  reduce any premium payable upon the redemption of a Subordinated Indenture Security without the consent of the registered owner of that Subordinated Indenture Security,

  (4)
  change the currency (or other property) in which a Subordinated Indenture Security is payable without the consent of the registered owner of that Subordinated Indenture Security,

  (5)
  impair the right to sue to enforce payments on any Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Subordinated Indenture Security,

  (6)
  reduce the percentage in principal amount of the outstanding Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Subordinated Indenture Security of that particular series or tranche,

  (7)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Subordinated Indenture Security of that particular series or tranche, or

  (8)
  modify certain of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Subordinated Indenture Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Subordinated Indenture Securities, or that modifies the rights of the registered owners of Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Subordinated Indenture of the registered owners of the Subordinated Indenture Securities of any other series or tranche. So long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture without the prior consent of (i) the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or (ii), in the case of changes described in clauses (1) through (8) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (Subordinated Indenture, Section 1202).

        The Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Subordinated Indenture Securities, Subordinated Indenture Securities owned by FPL or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL or of that other obligor (unless FPL, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Subordinated Indenture, Section 101).

        If FPL solicits any action under the Subordinated Indenture from registered owners of Subordinated Indenture Securities, FPL may, at its option, by signing a written request to the Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of Subordinated Indenture Securities entitled to take that action. However, FPL will not be obligated to do this. If FPL fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any Subordinated Indenture Security under the Subordinated Indenture will bind every future registered owner of that Subordinated Indenture Security, or any Subordinated Indenture Security replacing that Subordinated Indenture Security, with respect to anything that the Subordinated Indenture Trustee or FPL do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Subordinated Indenture Security. (Subordinated Indenture, Section 104).

        Resignation and Removal of Subordinated Indenture Trustee.    The Subordinated Indenture Trustee may resign at any time with respect to any series of Subordinated Indenture Securities by giving written notice of its resignation to FPL. Also, the registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of one or more series of Subordinated Indenture Securities may remove the Subordinated Indenture Trustee at any time with respect to the Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Subordinated Indenture Trustee and FPL. However, so long as any Preferred Trust Securities remain outstanding, the Trust cannot deliver an instrument evidencing this action without the consent of the holders of a majority in aggregate liquidation preference of Preferred Trust Securities outstanding. (Subordinated Indenture, Section 910). The resignation or removal of the Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to a Subordinated Indenture Trustee appointed by the registered owners of Subordinated Indenture Securities, the Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture if:

  (1)
  no event of default under the Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Subordinated Indenture exists, and

  (2)
  FPL has delivered to the Subordinated Indenture Trustee resolutions of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Subordinated Indenture. (Subordinated Indenture, Section 910).

        Notices.    Notices to registered owners of Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Subordinated Indenture Securities. (Subordinated Indenture, Section 106).

        Title.    The person in whose name a Subordinated Indenture Security is registered may be treated as the absolute owner of that Subordinated Indenture Security, whether or not that Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Subordinated Indenture, Section 308).

        Governing Law.    The Subordinated Indenture and the Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

        In the regular course of business, FPL may obtain short-term funds from several banks, including Deutsche Bank Trust Company Americas.

        FPL and its affiliates, including FPL Group and FPL Group Capital Inc, also maintain various banking and trust relationships with The Bank of New York Mellon. The Bank of New York Mellon would act as (i) Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement described under "Description of Preferred Trust Securities Guarantee" above, (ii) Property Trustee under the Trust Agreement and (iii) Subordinated Indenture Trustee, security registrar and paying agent under the Subordinated Indenture. BNY Mellon Trust of Delaware acts as the Delaware Trustee under the Trust Agreement.

PLAN OF DISTRIBUTION

        FPL and the Trust may sell the securities offered pursuant to this prospectus ("Offered Securities"):

  (1)
  through underwriters or dealers,

  (2)
  through agents, or

  (3)
  directly to one or more purchasers.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        Through Underwriters or Dealers.    If FPL and/or the Trust uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL and/or the Trust uses a dealer in the sale, FPL and/or the Trust will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    FPL and/or the Trust may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    FPL and/or the Trust may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL and/or the Trust from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

        FPL and/or the Trust may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL and/or the Trust at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as agent for FPL or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with FPL and/or the Trust, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum consideration or discount to be received by any FINRA member or independent broker may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        FPL and/or the Trust may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by FPL and/or the Trust or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL and/or the Trust in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        FPL and/or the Trust may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from FPL's Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of FPL's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Morgan, Lewis & Bockius LLP, New York, New York and Squire, Sanders & Dempsey L.L.P., West Palm Beach, Florida, co-counsel to FPL, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II, will pass upon the legality of the Offered Securities for FPL, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriter, dealer or agent. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Morris James LLP, special Delaware counsel to FPL, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire, Sanders & Dempsey L.L.P., and on the opinion of Morris James LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. Squire, Sanders & Dempsey L.L.P. may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP, and on the opinion of Morris James LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from FPL or the Trust specifying the final terms of a particular offering of securities. Neither FPL nor the Trust has authorized anyone else to provide you with additional or different information. Neither FPL nor the Trust is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Florida Power & Light Company

First Mortgage Bonds,

$600,000,000 4.125% Series due February 1, 2042

PROSPECTUS SUPPLEMENT

December 8, 2011

Barclays Capital
Citigroup
Goldman, Sachs & Co.
Mizuho Securities
Scotia Capital
Wells Fargo Securities

KeyBanc Capital Markets
Morgan Keegan
RBC Capital Markets
UniCredit Capital Markets
US Bancorp